UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Wintrust Financial Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

WINTRUST FINANCIAL CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2023
To the Shareholders of Wintrust Financial Corporation:
You are cordially invited to attend the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Wintrust Financial Corporation (the “Company”) to be held at our offices located at 9700 West Higgins Road, 2nd Floor, Rosemont, Illinois 60018 on Thursday, May 25, 2023, at 9:00 a.m. Central Time, for the following purposes:
1.
To elect the 14 nominees for director named in this Proxy Statement to hold office until the 2024 Annual Meeting of Shareholders or until a successor has been elected and qualified;

2.
To approve, on an advisory (non-binding) basis, the Company’s executive compensation as described in this Proxy Statement;

3.
To approve, on an advisory (non-binding) basis, the frequency of future shareholder advisory votes to approve the Company’s executive compensation every one, two or three years;

4.
To ratify the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm for fiscal year 2023; and

5.
To transact such other business as may properly come before the meeting and any adjournment thereof.

The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting was the close of business on March 30, 2023. We encourage you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, prompt voting will be appreciated.
By order of the Board of Directors,
Kathleen M. Boege
Corporate Secretary
April 6, 2023
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOU VOTE BY ONE OF THE METHODS NOTED IN THE ATTACHED PROXY STATEMENT.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 25, 2023: This Notice of the Annual Meeting, Proxy Statement and the 2022 Annual Report on Form 10-K are Available at: https://materials.proxyvote.com/97650W

i

WINTRUST FINANCIAL CORPORATION
9700 West Higgins Road, Suite 800
Rosemont, Illinois 60018
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, MAY 25, 2023
These proxy materials are furnished in connection with the solicitation by the Board of Directors (the “Board” with individual members of the Board each being referred to herein as a “Director”) of Wintrust Financial Corporation, an Illinois corporation (“Wintrust” or the “Company”), of proxies to be used at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment of such meeting. In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we furnish proxy materials, which include this Proxy Statement (this “Proxy Statement”) and the accompanying proxy card, Notice of Annual Meeting, and Annual Report on Form 10-K for fiscal year ended December 31, 2022, to our shareholders by making such materials available on the Internet unless otherwise instructed by the shareholder. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice, which is first being mailed to shareholders on or about April 6, 2023.
ABOUT THE MEETING
When and where is the Annual Meeting?
The Annual Meeting will be held on Thursday, May 25, 2023 at 9:00 a.m. Central Time at the Company’s headquarters at 9700 West Higgins Road, 2nd Floor, Rosemont, Illinois 60018.
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will act upon the matters described in the Notice of Annual Meeting that accompanies this Proxy Statement, including the election of the 14 nominees for Director named in this Proxy Statement, a proposal approving (on an advisory non-binding basis) the Company’s executive compensation as described in this Proxy Statement, a proposal approving (on an advisory non-binding basis) the frequency of future shareholder advisory votes to approve the Company’s executive compensation (every one, two or three years), and the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2023.
Who may vote at the Annual Meeting?
Only record holders of our Common Stock, no par value per share (“Common Stock”), as of the close of business on March 30, 2023 (the “Record Date”), will be entitled to vote at the meeting. On the Record Date, the Company had outstanding approximately 61,176,415 shares of Common Stock. Each outstanding share of the Common Stock entitles the holder to one vote.
May shareholders ask questions at the Annual Meeting?
Yes. Shareholders will have the ability to submit questions during the Annual Meeting. Such questions must be confined to matters properly before the Annual Meeting and of general Company relevance.
What constitutes a quorum?
The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the shares of the Common Stock issued and outstanding on the Record Date are represented, in person or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards marked “abstain” or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present at the Annual Meeting. Also, if shares are held by brokers who submit a proxy but are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions on certain matters (“broker non-votes”), those shares will be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.
How do I submit my vote?
If you are a shareholder of record, you can vote by:
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attending the Annual Meeting and voting by ballot during the Annual Meeting;

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using your telephone, according to the instructions on the Notice or proxy card;

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visiting www.voteproxy.com and then following the instructions on the screen; or

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signing, dating and mailing in your proxy card which may be obtained by calling 888-proxyna (888-776-9962) or 718-921-8562 (for international callers) or by emailing info@astfinancial.com.

The deadline for voting by telephone or on the Internet is 11:59 p.m. Eastern Time on May 24, 2023. Proxy cards submitted by mail must be received by the close of business on May 24, 2023.
How do I vote if I hold my shares through a broker, bank or other nominee?
If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a valid legal proxy issued in your name from the institution that holds your shares and bring that proxy to the Annual Meeting.
May I change or revoke my vote after I return my proxy card?
Yes. If you are a shareholder of record, you may change your vote by:
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returning a later-dated proxy card;

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entering a new vote by telephone or on the Internet (prior to 11:59 p.m. Eastern Time on May 24, 2023);

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voting in person by ballot during the Annual Meeting; or

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delivering written notice of revocation to the Company’s Corporate Secretary by mail at 9700 West Higgins Road, Suite 800, Rosemont, Illinois 60018.

If you vote by phone or Internet, you may change your vote if you do so prior to 11:59 p.m. Eastern Time on May 24, 2023. Any later-dated proxy card or revocation sent by mail must be received by the close of business on May 24, 2023. If you hold your shares through an institution, that institution will instruct you as to how your vote may be changed.
Who will count the votes?
The Company’s Inspector of Election, American Stock Transfer & Trust Company, LLC, will count the votes.
Will my vote be kept confidential?
Yes. As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept secret and are available only to the Company, its tabulator and inspectors of election, who are required to acknowledge their obligation to keep your votes confidential.
Who pays to prepare, mail and solicit the proxies?
The Company pays all of the costs of preparing, mailing and soliciting proxies. The Company asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. The Company will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. In addition to solicitation by mail, telephone, facsimile, Internet or personal contact by its officers and employees, the Company has retained the services of Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902, to solicit proxies for a fee of $8,000 plus expenses.
What are the Board’s recommendations as to how I should vote on each proposal?
The Board recommends a vote:
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FOR the election of each of the 14 Director nominees named in this Proxy Statement;

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FOR the approval, on an advisory (non-binding) basis, of the Company’s executive compensation as described in this Proxy Statement;

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EVERY ONE YEAR, on an advisory (non-binding) basis, as the frequency of future shareholder advisory votes to approve the Company’s executive compensation; and

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FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2023.

How will my shares be voted if I sign, date and return my proxy card?
If you sign, date and return your proxy card and indicate how you would like your shares voted, your shares will be voted as you have instructed. If you sign, date and return your proxy card but do not indicate how you would like your shares voted, your proxy will be voted:
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FOR the election of each of the 14 Director nominees named in this Proxy Statement;

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FOR the approval, on an advisory (non-binding) basis, of the Company’s executive compensation as described in this Proxy Statement;

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EVERY ONE YEAR as the frequency of future shareholder advisory votes to approve the Company’s executive compensation; and

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FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2023.

With respect to any other business that may properly come before the meeting, or any adjournment of the meeting, that is submitted to a vote of the shareholders, including whether or not to adjourn the meeting, your shares will be voted in accordance with the best judgment of the persons voting the proxies.
How will broker non-votes be treated?
A broker non-vote occurs when a broker who holds its customer’s shares in street name submits proxies for such shares, but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters only, but not on other matters. In this Proxy Statement, brokers who have not received instructions from their customers would only be permitted to vote on:
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the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2023.

Brokers who have not received instructions from their customers would not be permitted to vote on the remaining proposals to be presented at the Annual Meeting, which are considered “non-routine” matters. Broker non-votes will have no impact on the voting results with regard to such proposals.
We will treat broker non-votes as present to determine whether or not we have a quorum at the Annual Meeting, but they will not be treated as entitled to vote on the “non-routine” matters described above, for which the broker indicates it does not have discretionary authority.

How will abstentions be treated?
For purposes of determining whether we have a quorum at the Annual Meeting, if you vote to abstain, your shares will be counted as present at the Annual Meeting.
If you abstain from voting for one or more of the nominees for Director, this will have the same effect as a vote against such nominee. If you abstain from voting on the advisory (non-binding) proposal approving the Company’s executive compensation as described in this Proxy Statement, or on the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2023, your abstention will have the same effect as a vote against the proposal or proposals on which you abstain from voting.
If you abstain from voting on the advisory (non-binding) proposal to approve the frequency of future shareholder advisory votes to approve the Company’s executive compensation, your abstention will have no effect on the outcome of the vote.
What if other matters come up during the Annual Meeting?
If any matters other than those referred to in the Notice of Annual Meeting properly come before the Annual Meeting, the individuals named in the proxy card will vote the proxies held by them in accordance with their best judgment. The Company is not aware of any business other than the items referred to in the Notice of Annual Meeting that may be considered at the Annual Meeting.
Your vote is important.   Whether or not you plan to attend the Annual Meeting, prompt voting will be appreciated. Registered shareholders can vote their shares via the Internet or by using a toll-free telephone number or use the international number from foreign countries. Instructions for using these convenient services are provided on the proxy card. Of course, you may still vote your shares by submitting the proxy card. A proxy card may be obtained as instructed above under “How do I submit by vote?” If you received a proxy card and chose to vote by mail, we ask that you complete, sign, date and return the proxy card promptly in the postage-paid envelope.
BOARD OF DIRECTORS, COMMITTEES AND GOVERNANCE
Board of Directors
Overview
The Board provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports made at Board and committee meetings by the Chief Executive Officer (“CEO”) and other officers. The Board has seven standing committees. The principal responsibilities of the standing committees are described under the applicable committee headings below. Additionally, the independent Directors meet in regularly scheduled executive sessions, with and without management present, at each meeting of the Board and its committees.
On January 30, 2023, the Company announced a planned transition of the CEO role from the Company’s current CEO Edward J. Wehmer to the Company’s current President Timothy S. Crane, who will assume the additional role of CEO effective May 1, 2023. In anticipation of this transition, Mr. Crane was appointed to the Board, effective as of January 26, 2023. Additional information regarding the planned CEO transition is found under the heading “CEO Transition” on page 50 of this Proxy Statement. Unless otherwise indicated, the CEO transition (which will take place prior to the Annual Meeting) is not anticipated to impact the following description of the Board, its committees or related governance considerations.
Corporate Governance Practices
We believe that a culture of strong corporate governance is a critical component of our success. Our Board continually evaluates corporate governance developments and strives to adopt “best practices” including:

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Annual election of Directors.

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Independent Chairman of the Board.

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Independent Board.   Our Board is comprised of all independent Directors, except our CEO and our President.

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Majority vote standard for election of our Directors.

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Independent Board committees.   Each of our committees (other than the Executive Committee) is made up entirely of independent Directors. Each standing committee operates under a written charter that has been approved by the respective committee, the Nominating and Corporate Governance Committee (the “Nominating Committee”) and the Board.

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Regular executive sessions of independent Directors.   At each meeting of the Board and each of its Committees, the Directors meet without management present in regularly scheduled executive sessions of independent Directors.

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Regular Board self-evaluation process.   The Board and each committee evaluate their respective performance on an annual basis.

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Regular Board education and training.   Each Director is required to complete annually a robust suite of online training modules administered by the Company, including courses focused on financial institution compliance and regulatory frameworks. In addition to the completion of comprehensive Director onboarding sessions, each Director is encouraged to participate in training sessions provided by third parties to public company directors, focusing on corporate governance matters as well as subjects relevant to the committees on which a particular Director serves.

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Service by the majority of our Directors on the boards of our subsidiary banks or other operating subsidiaries.   We believe this dual service gives our Directors a robust view into our operations and performance.

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Limitation on other outside board service.   We limit our Directors to serve on no more than four other public company boards.

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Retirement Age.   We have a policy that we will not nominate a candidate for Director if he or she has attained the age of 76 before the election.

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Robust code of ethics.   Our corporate code of ethics applies to all of our employees, including our Directors and executive officers. We also have an additional code of ethics applicable to our senior financial officers.

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Robust role for the Board in risk oversight.   Our Board and its committees play an active and ongoing role in the management of the risks of our business.

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Stock ownership guidelines for Directors and named executive officers.   Our Directors and named executive officers each must maintain a significant ownership of our Common Stock in order to increase alignment of their interests with those of our shareholders.

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Prohibition on hedging, short selling and pledging.   Our Directors and employees are prohibited from engaging in selling short our Common Stock, engaging in hedging or offsetting transactions regarding our Common Stock, including the use of puts, calls, swaps, collars or other derivative securities designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company. Similarly, our Directors and insiders are prohibited from pledging our Common Stock.

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No shareholder rights plan (poison pill).

Meetings
The Board met six times in 2022. Each member of the Board attended more than 93% of the total number of meetings of the Board and the committees on which he or she served. We encourage, but do not require, our Board members to attend annual meetings of shareholders. Ten of thirteen Board members then in office attended our 2022 Annual Meeting of Shareholders.

Board Leadership Structure
The Board has a non-executive Chairman. This position is independent from management. The Chairman leads the Board meetings as well as meetings of the independent Directors. The CEO is a member of the Board and participates in its meetings. The Board believes that this leadership structure is appropriate for the Company at this time because it allows for independent oversight of management, increases management accountability and encourages an objective evaluation of management’s performance relative to compensation. In addition, the Board recognizes that acting as Chairman of the Board is a particularly time-intensive responsibility. Separation of the roles of Chairman and CEO allows the CEO to focus solely on his duties, which the Board believes better serves the Company. Separating these roles also promotes risk management, enhances the independence of the Board from management, and mitigates potential conflicts of interest between the Board and management. In order to ensure continuity of leadership, the Company has a policy set forth in its Corporate Governance Guidelines providing that each non-executive Chairman may serve for a term of not more than nine (9) consecutive years, subject to the requirement that he or she be re-elected as Chairman annually by the Board.
Additionally, it is expected that on May 1, 2023, in connection with the CEO transition, Mr. Wehmer will be appointed Executive Chairman of the Board. In accordance with his Amended and Restated Employment Agreement dated January 26, 2023, Mr. Wehmer’s duties as Executive Chairman will be such duties as may be assigned to the Executive Chairman by the Board in its discretion. Additional information regarding the planned CEO transition is found under the heading “CEO Transition” on page 50 of this Proxy Statement.
The Nominating Committee has proposed, and the Board has agreed, that pending his re-election, H. Patrick Hackett, Jr. will continue to serve as non-executive Chairman of the Board, and will assume the additional title of Lead Independent Director, following the Annual Meeting. Additionally, the Nominating Committee has proposed, and the Board has agreed, that pending his appointment on May 1 and subject to his re-election at the Annual Meeting, Mr. Wehmer will serve as Executive Chairman of the Board following the Annual Meeting.
The Board’s Role in Risk Oversight
Our Board has an active and ongoing role in the management of the risks of our business. This role has two fundamental elements: (1) ensuring that management of the Company has implemented an appropriate system to manage risks by identifying, assessing, mitigating, monitoring and communicating about risks; and (2) providing effective risk oversight through the Board and its committees.
The Board believes the first element of its risk oversight role is fulfilled through the Company’s extensive risk assessment and management program designed to identify, monitor, report and control the Company’s risks, which are broken down into various categories deemed relevant to the Company and its business operations. The Enterprise Risk Management Program is administered by the Company’s Executive Vice President — Chief Risk Officer, who provides reports to the Board, the Audit Committee and the Risk Management Committee on a regular basis and other committees of the Board as needed.
The second element of the Board’s oversight role is fulfilled primarily by the full Board regularly receiving written and oral reports from management on the status of various categories of Company risk, including cybersecurity risks and industry-specific risks, and on the Company’s overall risks as well as any material changes or developments in risk profiles or experiences. The Board also periodically receives reports regarding regulatory priorities and reviews regulatory examination reports of the Company to remain informed on issues and observations raised by regulatory authorities regarding the risk categories of the Company.
In addition to the full Board’s direct oversight, the Board’s committees provide oversight of various risks created by the Company’s operations. The Audit Committee provides oversight of financial, regulatory, operational and legal risks, in particular. The Risk Management Committee monitors, among other things, overall enterprise risk management, credit, interest rate, liquidity and market risks. The Finance Committee provides oversight of risks related to strategic transactions and reviews risks associated with the Company’s capital planning strategy and liquidity. The Information Technology & Information Security Committee

(“IT/IS Committee”) provides oversight of risks related to the Company’s information technology and information security strategy, infrastructure, systems, business continuity planning and disaster recovery plans and testing. The IT/IS Committee and the Audit Committee coordinate regarding oversight of the Company’s information security programs. The Nominating Committee provides risk oversight relating to the Company’s board and governance, as well as in relation to the Company’s environmental and social responsibility efforts and progress. The Compensation Committee provides oversight of risks related to the Company’s compensation of its employees. In addition, the Audit Committee, Finance Committee and Risk Management Committee have each undertaken to monitor relevant portions of the risks relating to the capital stress testing process. The Board receives a comprehensive quarterly report from each committee chair regarding matters considered by each respective Board committee, including environmental and social risk oversight as well as cybersecurity.
Codes of Ethics
The Board has adopted our Corporate Code of Ethics applicable to all Directors, officers and employees, and our Senior Financial Officer Code of Ethics (together with the Corporate Code of Ethics, the “Codes”) each of which is available on the Company’s website at www.wintrust.com by choosing “Investor Relations” and then choosing “Corporate Governance.” To assist in enforcement of the Codes, we maintain Wintrust’s Ethicspoint, a toll-free hotline and Internet-based service through which confidential complaints may be made by employees regarding actual or alleged illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct; disclosures in the Company’s reports filed with the SEC, bank regulatory filings and other public disclosures that are not full, fair, accurate, timely or understandable; violations of our Codes; and/or any other violations of laws, rules or regulations. Any complaints submitted through this process are presented to the Audit Committee on a regular, periodic basis or more frequently as needed. The Company will post on its website any amendments to, or waivers from, the Codes as they apply to its Directors and executive officers to the extent required by the rules of the SEC or the Nasdaq stock market (“Nasdaq”).
Shareholder Communications
Any shareholder or other interested parties who desire to contact the non-employee Directors or the other members of our Board may do so by writing to: Wintrust Financial Corporation, Board of Directors, c/o Corporate Secretary, Wintrust Financial Corporation, 9700 West Higgins Road, Suite 800, Rosemont, Illinois 60018. Copies of written communications received at this address will be provided to the Board, the applicable committee chair or the non-employee Directors as a group unless such communications are considered, in consultation with the non-employee Directors, to be improper for submission to the intended recipient(s). All communications will be forwarded to the Chair of the Nominating Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that Director. Shareholders also may obtain a copy of any of the documents posted to the website free of charge by calling (847) 939-9000 and requesting a copy. Information contained on Wintrust’s website is not deemed to be a part of this Proxy Statement and is not incorporated herein by reference.

Committee Membership
The following table summarizes the current membership of the Board and each of its committees as of the date of this Proxy Statement:
Board of Directors	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee	Risk Management Committee	Finance Committee	Information Technology/ Information Security Committee	Executive Committee
Elizabeth H. Connelly			Chair	Member
Timothy S. Crane							Member
Peter D. Crist	Chair		Member		Member*		Member
William J. Doyle	Member				Member
Marla F. Glabe		Member				Member
H. Patrick Hackett, Jr. (Chair)							Chair
Scott K. Heitmann				Chair		Member	Member
Brian A. Kenney				Member		Member
Deborah L. Hall Lefevre	Member					Chair	Member
Suzet M. McKinney			Member	Member
Gary D. “Joe” Sweeney		Member				Member
Karin Gustafson Teglia		Chair	Member				Member
Alex E. Washington, III					Chair	Member	Member
Edward J. Wehmer							Member

*
It is anticipated that Mr. Crist will be appointed to the Finance Committee effective April 26, 2023.

The Board adopted the charter of each of the Nominating Committee, the Audit Committee, the Compensation Committee, the Risk Management Committee, the Finance Committee, the IT/IS Committee and the Executive Committee, copies of which are available at www.wintrust.com by choosing “Investor Relations” and then choosing “Corporate Governance.” Our Corporate Governance Guidelines are also available on the Company’s website under the same heading.
Nominating and Corporate Governance Committee
The Board has established the Nominating Committee which is responsible for the following, among other responsibilities:
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determining criteria for the selection and qualification of the members of the Board and reviewing with the Board the appropriate skills and characteristics required of the Board members in the context of the current composition of the Board;

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identifying, evaluating and recommending candidates to fill positions on the Board;

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seeking out possible candidates and otherwise aid in attracting highly qualified candidates to serve on the Board and coordinating with the CEO to the extent the Nominating Committee deems appropriate;

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evaluating, at least annually, the independence of each member of the Board and establishing procedures for the regular ongoing reporting by Directors of any developments that may be deemed to affect their independence status or qualification to serve as a Director;

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considering any resignation submitted by a Director who has experienced a significant change to his or her personal circumstances;

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reviewing the corporate governance guidelines and code of ethics and recommending modifications thereto to the Board;

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advising the Board with respect to the size, composition and individual members of the various committees of the Board and the functions of the Board and its committees;

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establishing and implementing self-evaluation procedures for the Board and its committees;

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assessing and reviewing with management the overall effectiveness of the organization of the Board and the conduct of its business and making appropriate recommendations to the Board with regard thereto;

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reviewing shareholder proposals submitted for business to be conducted at an annual meeting;

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in consultation with the Audit Committee, reviewing related-party transactions;

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reviewing annually Director compensation and recommending modifications thereto to the Board;

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reviewing insurance policies and indemnification arrangements applicable to the Directors and executive officers and recommending modifications thereto to the Board;

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considering from time to time the overall relationship of the Board and management;

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overseeing the Company’s workforce strategy, including diversity and inclusion initiatives;

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overseeing the Company’s environmental and social responsibility efforts and progress;

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reviewing and assessing annually the adequacy of the Executive Committee Charter and, if appropriate, recommending changes to the Board for approval; and

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reviewing and assessing annually the adequacy of the Nominating Committee Charter and, if appropriate, recommending changes to the Board for approval.

The Board has determined that each member of the Nominating Committee has no material relationship with the Company and is otherwise independent under the applicable Nasdaq listing standards. During 2022, the Nominating Committee met five times.
Nomination of Directors
The Nominating Committee seeks nominees from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. In doing so, the Nominating Committee considers a wide range of factors in evaluating the suitability of director candidates, including a general understanding of finance and other disciplines relevant to the success of a publicly-traded company in today’s business environment, understanding of our business, education and professional background. The following personal characteristics are considered minimum qualifications for Board membership under the Corporate Governance Guidelines approved by the Board: integrity and accountability, the ability to provide informed judgments on a wide range of issues, financial literacy, a good reputation in the business community, a talent for networking and referring business to the Company, a history of achievements that reflects high standards for themselves and others, and willingness to raise tough questions in a manner that encourages open discussion. Under the Corporate Governance Guidelines adopted by the Board, Directors are expected to own Common Stock having a value of at least four times the annual retainer fee, which is $140,000 for fiscal year 2023, within four years of becoming a Director, and to limit board service at other companies to no more than four other public company boards.
The Nominating Committee believes in an expansive definition of diversity that includes differences of experience, education and talents, among other things. While the Nominating Committee does not have a formal policy in this regard, the diversity of the Board is a consideration in evaluating candidates for the Board, among others, as set forth in our Corporate Governance Guidelines.
The Nominating Committee also evaluates the performance of Directors and assesses the effectiveness of committees and the Board as a whole. The effectiveness of the nomination process is evaluated by the Board each year as part of its self-evaluation process and by the Nominating Committee as it evaluates and identifies director candidates.
The Nominating Committee does not have any single method for identifying director candidates but will consider candidates suggested by a wide range of sources. Brian A. Kenney, who is standing for re-election to the Board for the first time at the Annual Meeting following his appointment to the Board on January 1, 2023, was originally recommended as a candidate for Director by several non-management

Directors of the Company, in light of his qualifications, including years of financial and executive experience and experience in acquisitions and mergers.
The Nominating Committee will consider director candidates recommended by our shareholders and will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates. Once the Nominating Committee receives a recommendation from a shareholder, it may request additional information from the candidate about the candidate’s independence, qualifications and other information that would assist the Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement, if nominated.
Shareholders may also directly nominate a candidate for Director pursuant to the advance notice provisions of the Company’s By-laws. Nominations must be received in writing at the principal executive offices of the Company and addressed to Wintrust Financial Corporation, Nominating and Corporate Governance Committee, c/o Corporate Secretary, 9700 West Higgins Road, Suite 800, Rosemont, Illinois 60018 and otherwise satisfy the requirements set forth in the Company’s By-laws.
Audit Committee
The Board has established an Audit Committee for the purpose of overseeing our accounting and financial reporting processes and the audits of our financial statements and evaluating and monitoring the risk profile of the Company. In addition, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the following, in addition to other responsibilities:
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being directly responsible for the appointment, termination, compensation and oversight of the work of the independent auditors, including an assessment of the qualifications and independence of the independent auditors;

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reviewing the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon;

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discussing with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

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overseeing the Company’s internal audit function and proposed audit plan;

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maintaining a log of reports received and reviewing said reports pursuant to the Whistleblower Policies and Procedures;

•
reviewing with management and the independent auditors, the financial statements, footnotes and related disclosures to be included in the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q;

•
reviewing results of quarterly interim financial statements and the financial disclosure in the Company’s earnings press releases, registration statements, or current reports;

•
consulting with the Nominating Committee in reviewing related-party transactions;

•
reviewing the status of the Company’s Security Program including information security program as well as its fraud programs. It also includes updates to risk assessments, results of audit testing and details of any security breaches or violations, as well as any material changes to the program;

•
coordinating with the Company’s Information Technology & Information Security Committee regarding the oversight of the Company’s Security Program;

•
evaluating the status of the Company’s Consumer Compliance and Bank Secrecy Act, Anti-Money Laundering and Office of Foreign Assets Control programs, which includes updates to risk assessments, results of audit testing and details of any security breaches or violations, as well as any material changes to these programs;

•
monitoring and discussing with management and the internal auditors, as it deems appropriate, the Company’s risk assessment and risk management policies;

•
reviewing the status and results of regulatory examinations;

•
reviewing compliance with the Codes and insider trading policy; and

•
reviewing and assessing annually the adequacy of the Audit Committee Charter and, if appropriate, recommending changes to the Board for approval.

The Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. Once pre-approved, the services and pre-approved amounts are monitored against actual charges incurred and modified if appropriate.
To serve on the Audit Committee, Directors must meet financial competency standards and heightened independence standards set forth by the SEC and Nasdaq. In particular, each Audit Committee member:
•
must be financially literate;

•
must not have received any consulting, advisory, or other compensatory fees from the Company (other than in his or her capacity as a Director);

•
must not be the Company’s affiliate or the affiliate of any of the Company’s subsidiaries; and

•
must not serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such Director to effectively serve on the Audit Committee.

Furthermore, at least one member of the Audit Committee must be an “audit committee financial expert” as defined by SEC rules.
The Board has determined that each member of the Audit Committee has no material relationship with the Company and each is otherwise independent under the applicable Nasdaq listing standards and meets the financial competency and heightened independence standards set forth above. The Board has determined that each of Mses. Glabe and Teglia, and Mr. Sweeney qualify as audit committee financial experts. During 2022, the Audit Committee met five times.
Compensation Committee
The Board has established a Compensation Committee which is responsible for the following, among other responsibilities:
•
establishing, in consultation with senior management, the Company’s overall compensation philosophy and overseeing the development and implementation of compensation programs and policies;

•
reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other senior management, evaluating the performance of the CEO and other senior management in light of those goals and objectives, and, either as a committee or together with the other independent members of the Board, setting the CEO’s and other senior management’s compensation levels based on this evaluation;

•
reviewing and approving in advance employment agreements, salary levels, salary increases and bonuses for executive and senior officers of the Company and, if appropriate, senior officers of its subsidiaries, including salaries and awards to newly-hired executives and senior officers of the Company;

•
reviewing the Company’s compensation programs to assess the extent to which such practices encourage risk-taking (including compliance with the Company’s Volcker Rule Compliance Policy) or earnings manipulation, and taking any appropriate remedial actions;

•
administering the Company’s stock incentive and employee stock purchase programs;

•
reviewing and recommending for Board approval additional executive compensation and employee benefit programs;

•
reviewing with the CEO senior management promotions and employment of senior management candidates;

•
conferring with the CEO and other senior management regarding succession planning for senior executive officers and making any such recommendations to the Board;

•
reviewing and approving changes to be made to severance programs and forms of employment agreements and change-in-control agreements;

•
pre-approving all services provided by any independent compensation consultant retained to participate in the evaluation of executive compensation, other than services performed in connection with non-employee Director compensation;

•
reviewing the results of any advisory shareholder votes on executive compensation (“say-on-pay” votes), and considering whether to recommend adjustments to the Company’s executive compensation policies and practices as a result of such votes;

•
recommending for approval by the Board how frequently the Company should conduct advisory shareholder votes on executive compensation, taking into account the results of any prior shareholder votes regarding the frequency of such votes;

•
developing and implementing policies with respect to the recovery or “clawback” of any excess compensation, including stock options, paid to any of the Company’s executive officers based on erroneous data;

•
reviewing and assessing annually the adequacy of the Compensation Committee Charter and, if appropriate, recommending changes to the Board for approval; and

•
preparing the Compensation Committee Report for inclusion in the proxy statement, in accordance with SEC rules.

The Board has determined that each member of the Compensation Committee has no material relationship with the Company and each is otherwise independent under the applicable Nasdaq listing standards. During 2022, the Compensation Committee met six times. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2022, there were no compensation committee interlocks or insider participation.
Risk Management Committee
The Board has established a Risk Management Committee which is responsible for the following, among other responsibilities:
•
reviewing and approving the Enterprise Risk Management Policy;

•
reviewing and approving the Risk Appetite Statement;

•
reviewing summary reports regarding the Company’s risk profile relative to the Risk Appetite Statement and associated metrics and risk tolerances;

•
reviewing the Company’s independent loan review plan and loan review results;

•
reviewing measures taken by the Company to identify, measure, monitor, manage and report its risks in the areas of credit, liquidity, interest rates and other market risks, operational risk, vendors, and financial models;

•
reviewing measures taken by the Company to identify, measure, monitor, manage and report its risks in the areas of information technology and information security, and reviewing the terms and conditions of the Company’s cybersecurity insurance coverage, in cooperation with the IT/IS Committee;

•
reviewing measures taken by the Company to identify, measure, monitor, manage and report its risks in the areas of legal and regulatory compliance, in cooperation with the Audit Committee of the Board;

•
reviewing the Company’s capital position including the Company’s annual capital planning and stress testing processes and results, in cooperation with the Finance Committee of the Board;

•
reviewing and approving additional policies as may be assigned to the Committee pursuant to the Company’s Enterprise Risk Management Policy, subject to the Board’s reservation of its authority to review and approve any such policies;

•
reviewing the status and results of regulatory examinations, any significant issues arising out of such examinations and related responses from management or the Board with respect to their impact on risk management practices;

•
meeting periodically with the Chief Risk Officer in separate executive sessions and discussing, among other items, the corporate risk management function’s independent responsibilities, budget and staffing;

•
coordinating with other committees of the Board and management committees as appropriate concerning risk management issues within the other committees’ respective areas of responsibility;

•
reviewing reports on special or emerging risk topics as deemed appropriate; and

•
reviewing and assessing annually the adequacy of the Risk Management Committee Charter and, if appropriate, recommending changes to the Risk Management Committee Charter to the Board for approval.

The Board has determined that each member of the Risk Management Committee has no material relationship with the Company and each is otherwise independent under the applicable Nasdaq listing standards. During 2022, the Risk Management Committee met four times.
Finance Committee
The Board has established a Finance Committee to provide guidance to management regarding strategic opportunities and related financing transactions. In addition, the Finance Committee assists the Board in fulfilling its responsibilities with respect to the following, among other responsibilities:
•
reviewing the capital plan and cash position of the Company, and providing advice and guidance on the sources and uses of capital and expected returns on capital deployed;

•
reviewing and approving key strategic initiatives to determine if they are aligned with the Risk Appetite Statement;

•
reviewing and approving capital policies including the Capital Plan, the Capital Adequacy and Planning Policy and the Capital Contingency Plan;

•
reviewing and approving results of capital and earnings business plan, annual budget and forecasts;

•
reviewing and approving components of the capital stress testing process including stress test results;

•
reviewing holding company/intercompany capital actions, linking to current and forecasted capital levels;

•
reviewing and approving action plans to remediate gaps identified in the capital management process;

•
reviewing the Company’s financial policies, capital structure, strategy for obtaining financial resources, tax-planning strategies and use of cash flow;

•
reviewing and making recommendations with respect to any share repurchase programs and dividend policy;

•
reviewing proposed mergers, acquisitions, joint ventures and divestitures involving the Company and its subsidiaries;

•
reviewing and making recommendations with respect to private equity and other strategic investments;

•
reviewing and making recommendations with respect to issuing equity and debt securities;

•
providing advice to management with respect to the financial aspects of transactions by subsidiaries of the Company that require a vote by the Company, as a shareholder of such subsidiaries; and

•
reviewing and assessing annually the adequacy of the Finance Committee Charter and, if appropriate, recommending changes to the Board for approval.

The Board has determined that each member of the Finance Committee has no material relationship with the Company and each is otherwise independent under the applicable Nasdaq listing standards. During 2022, the Finance Committee met five times.
Information Technology/Information Security Committee
The Board has established an IT/IS Committee to provide guidance to management regarding information technology and information security. In addition, the IT/IS Committee assists the Board in fulfilling its responsibilities with respect to the following, among other responsibilities:
•
reviewing and approving the Company’s information technology strategic plan and planning process;

•
assessing the likelihood, frequency and severity of cyber attacks and data breaches;

•
reviewing outside audit reports regarding the Company’s cybersecurity practices;

•
reviewing and approving the development and implementation of the Company’s information technology and information security programs and policies in context of the Company’s risk profile;

•
reviewing the scope and effectiveness of the Company’s material information technology and information security infrastructure, including strategies for the design, development, implementation and maintenance of new technologies and systems;

•
coordinating with the Audit Committee regarding oversight of the Company’s Security Program;

•
reviewing the strategies and measures taken by the Company to identify, assess, monitor, control and mitigate its risks in the areas of information technology and information security;

•
reviewing and approving the data management strategy for the Company;

•
overseeing any independent third-party assessments of the Company’s information technology and information security programs and policies and data management strategy;

•
reviewing the effectiveness of business continuity/disaster recovery following cyber attacks, including adequate insurance coverage and incident response plans and testing; and

•
reviewing annually the adequacy of the IT/IS Committee Charter and, if appropriate, recommending changes to the charter to the Board for approval.

The Board has determined that each member of the IT/IS Committee has no material relationship with the Company and each is otherwise independent under the applicable Nasdaq listing standards. During 2022, the IT/IS Committee met four times.
Executive Committee
The Board has established an Executive Committee to provide guidance and counsel to the Company’s management team on significant matters and to take action on behalf of the Board between meetings of the Board or when it is not feasible to convene a meeting of the full Board for timely consideration of the actions proposed to be taken. The Executive Committee may exercise all authority of the Board including, without limitation, the approval of acquisition, financing and other business transactions not involving the issuance of Company stock or approval by shareholders, except as otherwise prohibited by law.

The Board has determined that each member of the Executive Committee, except for Messrs. Wehmer and Crane, has no material relationship with the Company and is otherwise independent under the Nasdaq listing standards. During 2022, the Executive Committee did not formally convene.
DIRECTOR COMPENSATION
The Company seeks to compensate its non-employee Directors in a manner that attracts and retains qualified candidates to serve on the Board and to compensate such Directors for their service on the Board in an amount that is commensurate with their role and involvement. In setting non-employee Director compensation, the Nominating Committee and the Board consider the significant amount of time the Directors expend in fulfilling their duties as well as the skill level required. During its 2021 review of Director compensation, the Nominating Committee considered a director compensation review prepared by Meridian Compensation Partners LLC (“Meridian”), the consultant to the Compensation Committee, which included compensation data for non-employee directors from the Company’s then-current peer group. Based on this review of director compensation data (which was based on the most recent proxy statement filed by each member of the Company’s peer group at the time), the Nominating Committee recommended, and the Board determined, to increase the annual retainer fee of our Directors to $140,000, effective January 1, 2022. Following the Nominating Committee’s 2022 annual review of Director compensation matters, it was determined that the 2023 non-employee Director compensation program will not change from 2022.
To strengthen the alignment of interests between Directors and shareholders, the Board maintains a minimum stock ownership guideline for Directors, which requires Directors to own Common Stock (or Common Stock equivalents) having a value of at least four times the then-current annual retainer fee paid to non-employee Directors. For each of 2022 and 2023, this resulted in an ownership requirement of $560,000. This minimum stock ownership is required to be met within four years of joining the Board. In the event the annual retainer fee is increased, Directors will have four years to meet the incremental ownership requirement.
As of the Record Date, all of the Company’s non-employee Directors either own sufficient shares to meet the stock ownership guideline or are on target to meet the minimum stock ownership guideline within the prescribed time frame.
Compensation for Non-employee Directors
For their service to the Company, non-employee Directors are entitled to an annual retainer fee (the “Annual Retainer”), attendance fees for committee meetings and certain Board meetings, and a payment for service as a chairman of the Board or of certain committees (other than the Annual Retainer, “Other Director Fees”). Additionally, non-employee Directors who serve as a director of any of the Company’s subsidiaries are entitled to compensation for such service. Directors who are employees of the Company receive no additional compensation for their service on the Board.
Annual Retainer.   In 2022, the Company paid an Annual Retainer to non-employee Directors of $140,000. As explained further below, this amount may be paid in cash or in shares of the Company’s Common Stock.
Board Meeting Attendance Fees.   The Company does not pay an attendance fee for meetings of the Board; however, in the event the Company holds more than six Board meetings in one year, non-employee Directors will receive per meeting fees of $2,000 for in-person attendance, or $1,500 for telephonic attendance, for each such additional Board meeting the Director attends.
Committee Meeting Attendance Fees.   In order to properly reward non-employee Directors who sit on committees for their efforts and contributions, non-employee Directors receive an attendance fee for service on a committee of the Board. Non-employee Directors receive $1,700 per committee meeting attended, except for Audit Committee members, who receive a $2,000 per meeting attendance fee.
Chairmanships.   In 2022, each of the Chair of the Audit Committee, the Chair of the Compensation Committee, the Chair of the Finance Committee, the Chair of the IT/IS Committee, the Chair of the

Nominating Committee, and the Chair of the Risk Management Committee were entitled to an additional annual fee of $25,000. In 2022, the Company paid the Chairman of the Board an additional annual fee of $60,000.
Subsidiary Directorships.   Non-employee Directors who serve on the boards of directors of our subsidiaries are entitled to compensation for such service. No independent member of the Company’s Board serves on more than one subsidiary board other than Ms. Glabe, Dr. McKinney, and Mr. Heitmann.
Directors Deferred Fee and Stock Plan
The 2005 Directors Deferred Fee and Stock Plan (“Director Plan”) is a program that allows non-employee Directors to receive their Director fees in either cash or Common Stock. Under the Director Plan, Directors may also choose to defer the receipt of the Annual Retainer delivered in the form of Common Stock or defer the receipt of Other Director Fees in the form of cash or Common Stock.
A Director will receive all fees in cash unless he or she elects to receive such fees in shares of the Company’s Common Stock. The number of shares of Common Stock to be issued will be determined by dividing the fees earned during a calendar quarter by the fair market value (as defined in the Director Plan) of the Common Stock on the last trading day of the preceding quarter.
Under the Director Plan, a Director may elect to defer receipt of shares of Common Stock received as an Annual Retainer or as Other Director Fees. If a Director elects to defer his or her receipt of fees paid in Common Stock, the Company will maintain on its books deferred stock units (“Units”) representing an obligation to issue shares of Common Stock to the Director. The number of Units credited will be equal to the number of shares that would have been issued but for the deferral election. Additional Units will be credited at the time dividends are paid on the Common Stock. The number of additional Units to be credited each quarter will be computed by dividing the amount of the dividends that would have been received if the Units were outstanding shares by the fair market value of the Common Stock on the last trading day of the preceding quarter. Because Units represent a right to receive Common Stock in the future, and not actual shares, there are no voting rights associated with them. In the event of an adjustment in the Company’s capitalization or a merger or other transaction that results in a conversion of the Common Stock, corresponding adjustments will be made to the Units. The Director will be a general unsecured creditor of the Company for purposes of the Common Stock to be paid in the future. The shares of Common Stock represented by the Units will be issued to the Director in accordance with the deferral election of the Director.
The Director Plan also permits deferral of Other Director Fees in cash. If a Director elects to defer receipt of Other Director Fees in cash, the Company will maintain on its books a deferred compensation account representing an obligation to pay the Director cash in the future. The amount of the Director’s fees will be credited to a Director’s deferred compensation account as of the date such fees otherwise would be payable to the Director. All amounts in such account will accrue interest based on the 91-day Treasury Bill discount rate, adjusted quarterly, until paid. Accrued interest will be credited at the end of the quarter. No funds will actually be set aside for payment to the Director and the Director will be a general unsecured creditor of the Company for the purposes of the amount in his or her deferred compensation account. The amount in the deferred compensation account will be paid to the Director in accordance with the deferral election of the Director.
All deferrals under the Director Plan will be deferred until the 15th of January following the retirement of such Director from the Board and each of its subsidiaries, or, at the election of the Director at the time of deferral, until the first, second, third, fourth or fifth anniversary of such retirement.

2022 Director Compensation Table
The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2022.
(a) Name	(b) Fees Earned or Paid in Cash ($)(1)	(c) Stock Awards ($)	(d) Option Awards ($)	(e) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(f) All Other Compensation ($)(2)	(g) Total ($)
Elizabeth H. Connelly(3)	113,500	—	—	—	420	113,920
Peter D. Crist	188,800	—	—	—	92,853	281,653
Bruce K. Crowther(4)	188,800	—	—	—	57,450	246,250
William J. Doyle	162,100	—	—	—	14,851	176,951
Marla F. Glabe	160,200	—	—	—	13,317	173,517
H. Patrick Hackett, Jr.	213,600	—	—	—	4,024	217,624
Scott K. Heitmann	184,600	—	—	—	43,536	228,136
Deborah L. Hall Lefevre	175,200	—	—	—	10,391	185,591
Suzet M. McKinney	157,900	—	—	—	6,000	163,900
Gary D. “Joe” Sweeney	161,900	—	—	—	12,300	174,200
Karin Gustafson Teglia	186,900	—	—	—	23,388	210,288
Alex E. Washington, III	185,400	—	—	—	18,292	203,692

(1)
Represents fees for services as non-employee Directors of the Company. During 2022, certain Directors elected to receive fees in Common Stock, in lieu of cash payments, as follows:

Name	Fees Earned in Common Stock ($)
Elizabeth H. Connelly	113,500
Peter D. Crist	188,800
Bruce K. Crowther	165,000
William J. Doyle	162,100
Marla F. Glabe	160,200
Scott K. Heitmann	66,000
Deborah L. Hall Lefevre	175,200
Karin Gustafson Teglia	186,900
Alex E. Washington, III	185,400
As of December 31, 2022, Directors held unissued Units under the Director Plan as follows: Ms. Connelly: 1,353 Units; Mr. Crist: 63,861 Units; Mr. Crowther: 43,901 Units; Mr. Doyle: 12,224 Units; Ms. Glabe: 2,013 Units; Mr. Hackett: 2,989 Units; Mr. Heitmann: 13,517 Units; Ms. Lefevre: 9,035 Units; Ms. Teglia: 9,971 Units and Mr. Washington: 7,313 Units.
(2)
Includes fees paid in cash and stock, both currently paid and deferred, for services as directors of the Company’s subsidiaries. Also includes dividends earned on fees deferred as described above. Directors with $10,000 or more in “All Other Compensation” for the fiscal year ended December 31, 2022 were: Mr. Crist ($84,003 in dividends earned and $8,850 in fees for service as a director of one of the Company’s subsidiaries); Mr. Crowther ($57,450 in dividends earned); Mr. Doyle ($14,851 in dividends earned); Ms. Glabe ($1,017 in dividends earned and $12,300 in fees for service as a director or member of the executive advisory committee of five of the Company’s subsidiaries or divisions); Mr. Heitmann ($17,536 in dividends earned and $26,000 in fees for service as a director of four of the Company’s subsidiaries); Ms. Lefevre ($10,391 in dividends earned); Mr. Sweeney ($12,300 in fees for service as a director of one of the Company’s subsidiaries); Ms. Teglia ($11,438 in dividends earned and $11,950 in fees for service as a director of one of the Company’s subsidiaries) and Mr. Washington ($7,892 in dividends earned and $10,400 in fees for service as a director of one of the Company’s subsidiaries).
(3)
Ms. Connelly joined the Board on January 27, 2022.

(4)
Mr. Crowther retired from the Board effective December 31, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
The following table sets forth the beneficial ownership of the Common Stock as of the Record Date (except as otherwise indicated), with respect to (i) each Director, nominee for Director and each NEO (as defined herein) of the Company; (ii) all Directors and executive officers of the Company as a group and (iii) significant shareholders known to the Company to beneficially own in excess of 5% of the Common Stock. The table below also provides information regarding ownership of restricted stock units and deferred shares held by such persons. Unless otherwise indicated, the listed person has sole voting and dispositive power.
	Amount of Common Stock Beneficially Owned(1)	Total Percentage Beneficial Ownership(1)	Other Ownership
			Restricted Stock Units(2)	Deferred Shares(3)	Total Ownership(4)	Total Percentage Ownership(4)
Directors
Elizabeth H. Connelly	—	*	—	1,353	1,353	*
Timothy S. Crane**	24,898	*	18,156	—	43,054	*
Peter D. Crist	—	*	—	63,861	63,861	*
William J. Doyle	131	*	—	12,224	12,355	*
Marla F. Glabe	17,269	*	—	—	17,269	*
H. Patrick Hackett, Jr.	44,184	*	—	2,989	47,173	*
Scott K. Heitmann	9,827	*	—	13,517	23,344	*
Brian A. Kenney	6,600	*	—	—	6,600	*
Deborah L. Hall Lefevre	—	*	—	9,035	9,035	*
Suzet M. McKinney	—	*	—	—	—	*
Gary D. “Joe” Sweeney	7,223	*	—	—	7,223	*
Karin Gustafson Teglia	2,634	*	—	9,971	12,605	*
Alex E. Washington, III	5,617	*	—	7,313	12,930	*
Edward J. Wehmer**	113,967	*	85,161	35,852	234,980	*
Named Executive Officers
David A. Dykstra	154,167	*	54,747	—	208,914	*
Richard B. Murphy	33,288	*	11,048	—	44,336	*
David L. Stoehr	6,537	*	8,191	—	14,728	*
Total Existing Directors & Executive Officers (21 persons)	497,877	*	193,966	156,115	847,958	*
Significant Shareholders
BlackRock, Inc.(5)	6,086,926	10.0%	—	—	6,086,926	10.0%
The Vanguard Group, Inc.(6)	6,082,882	10.01%	—	—	6,082,882	10.01%
FMR, LLC(7)	3,605,112	5.932%	—	—	3,605,112	5.932%

*
Less than 1%.

**
Messrs. Wehmer and Crane are also named executive officers.

(1)
Beneficial ownership and percentages are calculated in accordance with SEC Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) as of the Record Date.

(2)
Includes vested and unvested restricted stock units representing shares that are not issuable within 60 days of the Record Date. Does not include unvested performance-based restricted stock units. The executive officers do not have voting power with respect to the shares listed in this column.

(3)
Includes deferred Units held in our Director Plan. For Mr. Wehmer, includes deferred performance-based restricted stock units that have vested. None of the shares in this column are issuable within 60 days of the Record Date. Neither the directors nor the executive officers have voting power with respect to the shares listed in this column.

(4)
Total includes beneficial ownership of Common Stock as of the Record Date, plus the restricted stock units and deferred shares as indicated in the table.

(5)
Based solely on information obtained from a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 9, 2023 reporting beneficial ownership as of January 31, 2023. According to this report, BlackRock’s business address is 55 East 52nd Street, New York, New York 10055. BlackRock has indicated that it holds shares of our Common Stock together with certain of its subsidiaries. BlackRock has sole voting power with respect to 5,793,361 of these shares and sole dispositive power with respect to 6,086,926 of these shares.

(6)
Based solely on information obtained from a Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on January 10, 2023 reporting beneficial ownership as of December 30, 2022. According to this report, Vanguard’s business address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard has indicated that it holds shares of our Common Stock together with certain of its subsidiaries. Vanguard has shared voting power with respect to 25,564 of these shares, sole dispositive power with respect to 5,996,829 shares and shared dispositive power with respect to 86,053 of these shares.

(7)
Based solely on information obtained from a Schedule 13G/A filed by FMR LLC (“FMR”) and Abigail P. Johnson with the SEC on February 9, 2023 reporting beneficial ownership as of December 30, 2022. Ms. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. According to this report, FMR’s business address is 245 Summer Street, Boston, Massachusetts 02210. FMR has indicated that it holds shares of our Common Stock together with certain of its subsidiaries. FMR has sole voting power with respect to 3,601,439 of these shares and sole dispositive power with respect to 3,605,112 of these shares. Ms. Johnson has indicated that she also has sole dispositive power with respect to these 3,605,112 shares.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers and any person who beneficially owns greater than 10% of the Common Stock to file reports of holdings and transactions in the Common Stock with the SEC.
Based solely on a review of the Section 16(a) reports furnished to use with respect to 2022 and written representations from our Directors and executive officers, we believe that all Section 16(a) filing requirements applicable to each covered person were satisfied during 2022 and during the subsequent period through the date of this Proxy Statement, except that the Company determined that 1,399 shares of Common Stock acquired by Mr. Eisenhuth in connection with his exercise of non-qualified stock options on December 2, 2022 (including 860 shares of Common Stock withheld to satisfy his associated tax liability) were inadvertently not reported, which was subsequently corrected on a Form 4 filed with the SEC on March 9, 2023.
RELATED PARTY TRANSACTIONS
Director Independence
A Director is independent if the Board affirmatively determines that he or she has no material relationship with the Company other than serving as a Director of the Company and he or she otherwise satisfies the independence requirements of the Nasdaq listing standards. A Director is “independent” under the Nasdaq listing standards if the Board affirmatively determines that the Director has no material relationship with us directly or as a partner, shareholder or officer of an organization that has a relationship with us. Direct or indirect ownership of even a significant amount of our stock by a Director who is otherwise independent will not, by itself, bar an independence finding as to such Director.
The Board has reviewed the independence of our current Directors and nominees and found that each of them are independent under the applicable Nasdaq listing standards, except Edward J. Wehmer, who currently serves as our Founder and CEO, and Mr. Crane, who currently serves as our President. Accordingly, more than 85% of the members of the Board are independent, including the Chairman of the Board. Further, Bruce K. Crowther, who served on the Board during 2022, was deemed independent.
Related Party Transactions
We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, 5% or more beneficial owners of our Common Stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related party transactions.” The Audit Committee and the Nominating Committee are jointly responsible for the review and approval of each related party transaction exceeding $120,000. Such committees consider all relevant factors when determining whether to approve a related party transaction including, without limitation, whether the terms of the proposed transaction are at least as favorable to us as those that might be achieved with an unaffiliated third party. Among other relevant factors, the Audit Committee and the Nominating Committee consider the following:
•
the size of the transaction and the amount of consideration payable to a related person;

•
the nature of the interest of the applicable executive officer, Director or 5% shareholder in the transaction;

•
whether the transaction may involve a conflict of interest;

•
whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties; and

•
whether the proposed transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

Some of the executive officers and Directors of the Company are, and have been during the preceding year, customers of the Company’s banking subsidiaries (the “Banks”), and some of the officers and Directors of the Company are direct or indirect owners of 10% or more of the stock of corporations which are, or have been in the past, customers of the Banks. Extensions of credit by the Company and its banking subsidiaries to “insiders” of the Company and its subsidiaries are also regulated by Regulation O adopted under the Federal Reserve Act and the Federal Deposit Insurance Corporation Improvement Act. It is the Company’s policy that any transactions with persons whom Regulation O defines as “insiders” (i.e., executive officers, Directors, principal shareholders and their related interests) be engaged in the same manner as transactions conducted with all members of the public. As such customers, they have had transactions in the ordinary course of business of the Banks, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. In the opinion of management of the Company, none of the transactions involved more than the normal risk of collectability or presented any other unfavorable features. Additionally, in certain cases, a family member of an executive officer or Director of the Company serves as a director of a Bank or is employed in a non-executive role by the Company or an affiliate of the Company on terms that are consistent with their peers and at market compensation levels that are commensurate with their roles. In no case does an immediate family member directly report to a related executive officer or Director. Other than as described above, since January 1, 2022, no transaction was identified as a related party transaction.
CORPORATE SOCIAL RESPONSIBILITY
We know that many of our shareholders expect that we conduct our business in a socially responsible manner through our actions and interactions with our clients, colleagues and within the communities that we serve. Since the Company was founded, we have worked to integrate corporate social responsibility into all of the Company’s activities, and the Board carefully considers corporate social responsibility when it works with management to determine the Company’s strategic priorities and plans to achieve such priorities. We strive to be a good corporate citizen by conducting our business in an environmentally responsible manner, by operating as an employer that is committed to our vibrant and diverse workforce and, through our fifteen chartered community banks, by maintaining strong ties to the communities in which our clients live, work and do business. Although not an exhaustive list, examples of the Company’s activities that reflect our strong commitment to corporate social responsibility include:
Community Service and Partnership
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We collaborate with a wide range of nonprofits and community organizations to strengthen low-to-moderate income neighborhoods through our community outreach programs.

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We provided financial support of approximately $15.4 million to approximately 1,900 nonprofit organizations in 2022.

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We provide financial education throughout the communities that are served by Wintrust community banks. Our 2022 financial education involved approximately 700 sessions, 8,100 workshop attendees, and 1,600 teaching hours.

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We currently maintain an “Outstanding” rating under the Community Reinvestment Act at thirteen of fifteen of our community bank charters.

Environmental Sustainability
At Wintrust we strive to minimize our environmental impact. Although as a financial services company our energy and water use is relatively small, we nevertheless take pride in promoting natural resource conservation through recycling and water and energy conservation. In our efforts to promote greater environmental responsibility and operate at an increased level of resource efficiency we:
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Endeavor to reduce water consumption at our local bank branches and corporate headquarters, in most cases using low-volume flush valves and motion-activated faucets that help us reduce our water use. We are working on a robust tracking report, which is expected to be completed this year, to measure energy consumption and greenhouse gas emissions for each owned location.

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Enhance air quality in all of our buildings combining improved Minimum Efficiency Reporting Value (MERV) ratings in our air filters and bipolar ionization technology to deliver clean air to our spaces for our customers and employees.

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Construct and remodel our buildings utilizing environmental best practices wherever possible. All new construction of our buildings have LED lighting and high efficiency HVAC systems. Our strategy is to meet and in many cases exceed the guidelines for LEED (Leadership in Energy and Environmental Design) and ENERGY STAR certification, and several of our locations are LEED or ENERGY STAR certified, although we generally forego the expense of formal certification.

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Our corporate headquarters received ENERGY STAR certification when it opened in 2013, receiving a score of 75 out of 100, making our headquarters building a top performer in terms of energy performance standards and greenhouse gas emissions. Additional environmental sustainability initiatives on our headquarters campus include geothermal energy systems, high efficiency HVAC systems, LED lighting and modernized elevators for maximum energy efficiency.

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Seek opportunities to expand recycling programs throughout our locations, in addition to existing paper recycling and shred services in all of our locations.

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Encourage conservation and recycling in the communities we serve via paperless statements and other electronic deliveries to our customers, as well as document imaging of records in lieu of paper storage.

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Improve cleaning protocols, procedures and cleaning solutions in an effort, each day, to keep work spaces and surfaces clean.

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Aim to reduce energy consumption, wherever reasonably possible.

Employee Engagement and Welfare
We believe that Wintrust has been recognized as a top workplace because of the commitment we have made to our employees and their families, as further described below:
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Our best-in-class health care plans reflect a sincere investment in our colleagues’ physical, emotional and financial well-being. Offering premium coverage through our health insurance provider, our employees are afforded a large network of doctors and on average, Wintrust pays over 75% of monthly medical premiums for employees enrolled.

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Our other benefits include a wide range of employer-sponsored and voluntary offerings, many of which are offered in response to employee survey feedback and dialogue. Some of our benefits include short and long-term disability insurance, paid parental leave, travel and adoption assistance, tuition reimbursement, WTFC Employee Stock Purchase Plan, retirement benefits, life insurance, accident, critical illness, prepaid legal, hospital indemnity and various banking benefits offered through deposits and loan products.

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Supported employee health engagement through various initiatives to include onsite biometric wellness screening and flu shot clinics, virtual wellness sessions offered throughout the year on education addressing a variety of topics including anxiety, depression, resiliency for working parents, nutrition, ergonomics and virtual cooking classes.

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Continued support for childcare benefits for employees.

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Offered employee assistance program resources designed to assist employees with various challenges related to overall wellness and the demands of balancing work and family life, financial wellbeing, counseling support, crisis care and mental health issues.

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Monitored and adjusted safety protocols, signage and employer communications in response to changing guidelines by local and state regulations, the CDC and/or OSHA.

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Our compensation programs support a pay-for-performance philosophy by providing holistic competitive base salaries and incentives that allow us to be competitive in the markets in which we compete for talent and support equitable and fair treatment of our employees.

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We provide short-term bonus incentives, commissions, ad hoc awards, equity awards and other long-term incentives that are designed to attract, retain and engage behavior essential to support long-term success of Wintrust.

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We provide employees with opportunities to enhance their knowledge and training via comprehensive online course offerings. Each employee is required to complete annually a robust suite of online training modules administered by the Company, including courses focused on financial institution compliance and regulatory frameworks, as well as cybersecurity. In addition, the Company provides periodic updates to employees regarding best practices for maintaining a secure cyber environment, including a monthly online employee cybersecurity newsletter.

Diversity and Inclusion
Wintrust has an unwavering commitment to creating a diverse and inclusive culture where every colleague can be successful. Our expressed vision is: To reinforce the Wintrust Financial Corp. brand as an employer of choice and responsible corporate citizen that is reflective of the diverse markets in which we operate. We will integrate inclusive practices into key strategic objectives and business operations across the entire enterprise, and make evident our commitment by leveraging diverse internal and external assets to drive continued success. This vision, anchored by the One Wintrust Diversity & Inclusion Roadmap, is manifested throughout the organization in numerous ways, including:
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We have a formal equal employment policy which requires that persons are recruited, hired, assigned, promoted and subject to personnel action without regard to race, national origin, religion, age, color, sex, sexual orientation, gender identity, gender expression, disability, protected veteran status, or any other characteristic protected by local, state, or federal laws, rules or regulations. We also have a formal policy prohibiting sexual harassment in the workplace, reinforced by annual mandatory trainings for all employees.

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We expanded the “shared responsibility in action” theme by launching Paired To Win: Success Through Advocacy, a program consisting of 12-month advocate-protégé partnerships which paired one-on-one select high-potential protégés with senior executive sponsor-advocates. The protégé cohort included 67% female and 35% minority mid-level leaders. The program objective is to accelerate development and exposure of the protégés, and to strengthen a multicultural pipeline of leaders that would be promotable within one to three years after launching the partnership.

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We introduced Paired To Win: Mentoring, a program designed to provide 6 month mentoring opportunities for all employees across the enterprise. Both Paired To Win mentoring and sponsorship programs encourage taking personal responsibility for career development and directly support the Wintrust IOU Proposition, which is to hire In increasingly diverse talent pools, move talent Over to other parts of the Company for growth and development, and promote talent Up into roles of higher responsibility.

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We reach diverse talent pools by establishing a number of strategic partnerships to attract the best talent from the widest sources, ensuring diverse cohorts of emerging professionals in the Wintrust Credit Academy, an internal banker development program, doing our part to reshape the banking and financial services industry to meet an increasingly diverse marketplace. We are a longtime and active participant in the Financial Service Pipeline (“FSP”) initiative. Now in its tenth year, FSP is a consortium of banks and financial services firms collaborating on methods to increase representation of African Americans and Latinos in Chicago’s banking and financial services industry. Wintrust has been an active member since 2014, with our Chief Diversity Officer as FSP Steering Committee Co-Chair since 2018. Information on FSP may be located at https://www.fspchicago.org/about-us/.

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We drive employee engagement and further foster organizational inclusiveness through business resource groups (“BRGs”), which are grassroots networks of employees who provide unique perspective to real business challenges such as the human capital matters of talent attraction, hiring and development, as well as market awareness in order to drive continued success for Wintrust. BRGs are open to all employees across the enterprise, allowing personal choice for membership based on various dimensions of diversity, including: racial and ethnic identity, sexual orientation and gender identity and expression, career status and leadership affinity. As of the end of 2022, over 13% of Wintrust employees have registered as members of one or more BRG.

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We actively engage in forums, collaborations and consortiums aimed at curbing racial and financial inequity, including the Advancing Equity in Banking Commission (“AEBC”). In 2020, the City of

Chicago Treasurer and the State of Illinois Treasurer launched the AEBC to facilitate important conversations about expanding equitable banking access in Chicago, particularly in Black and Latino communities. Wintrust voluntarily joined the AEBC as one of eight banks to collectively examine various policies and practices in four key areas: talent development, small business lending, mortgage lending, and community investment. Through a series of roundtable forums, webinars, and focus groups over a two-year period, the AEBC Final Report was published in 2022.
These and many other efforts are fortified by the unwavering commitment of Mr. Wehmer — a signatory of the national movement CEO in Action for Diversity & Inclusion Pledge — and other senior executives from across the Company to ensure commitment, accountability and progress toward being an organization where everyone can excel and contribute to future Company success.
Details of achievements in pursuit of employee well-being, diversity and inclusion, community engagement and other equitable practices can be found on the Company’s website at www.wintrust.com, with community impact reports and highlights at https://www.wintrust.com/content/wintrust/en/our-story/community-impact.html and further detail regarding diversity and inclusion at https://www.wintrust.com/diversity.html.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
The Company’s Board is currently comprised of 14 Directors, each serving a term that will expire at this year’s Annual Meeting or until a successor has been elected and qualified. Accordingly, 14 individuals are standing for election at the Annual Meeting to serve on the Board until the next Annual Meeting or until a successor has been elected and qualified.
The Board, acting pursuant to the recommendation of the Nominating Committee, has nominated each incumbent Director, who are standing for election. Each nominee has indicated a willingness to serve, and the Board has no reason to believe that any of the nominees will not be available for election. However, if any of the nominees is not available for election, proxies may be voted for the election of other persons selected by the Board. Proxies cannot, however, be voted for a greater number of persons than the number of nominees named. Shareholders of the Company have no cumulative voting rights with respect to the election of Directors.
It is expected that, pending re-election at the Annual Meeting, H. Patrick Hackett, Jr. will serve as non-executive Chairman and Lead Independent Director of the Board following the Annual Meeting. It is also expected that, pending re-election at the Annual Meeting, Edward J. Wehmer will serve as Executive Chairman of the Board following the Annual Meeting. Assuming each Director nominee is elected to serve on the Board until the next Annual Meeting, the membership of the Board and each of its committees following the Annual Meeting, is expected to be as reflected in the following chart.
Name	Age At Annual Meeting	Director Since	Committees	Subsidiaries/Divisions
Elizabeth H. Connelly	58	2022	Compensation Risk Management	—
Timothy S. Crane	61	2023	Executive	Shared officer of each subsidiary
Peter D. Crist	71	1996	Compensation Finance Nominating (Chair) Executive	Hinsdale Bank
William J. Doyle	72	2017	Finance Nominating	—
Marla F. Glabe	69	2015	Audit IT/IS	Great Lakes Advisors Wintrust Investments The Chicago Trust Company FIRST Insurance Funding Wintrust Life Finance
H. Patrick Hackett, Jr., Chairman of the Board	71	2008	Executive (Chair)	Wintrust Bank (Advisory Director)
Scott K. Heitmann	74	2008	IT/IS Risk Management (Chair) Executive	Great Lakes Advisors Wintrust Investments The Chicago Trust Company Wintrust Bank
Brian A. Kenney	63	2023	IT/IS Risk Management	—
Deborah L. Hall Lefevre	55	2019	IT/IS (Chair) Nominating Executive	—
Suzet M. McKinney	50	2021	Compensation Risk Management	Great Lakes Advisors Wintrust Investments The Chicago Trust Company

Name	Age At Annual Meeting	Director Since	Committees	Subsidiaries/Divisions
Gary D. “Joe” Sweeney	65	2015	Audit IT/IS	Town Bank
Karin Gustafson Teglia	55	2019	Audit (Chair) Compensation Executive	Hinsdale Bank
Alex E. Washington, III	49	2020	Finance (Chair) IT/IS Executive	Wintrust Bank
Edward J. Wehmer	69	1996	Executive	Shared officer of each subsidiary
As indicated in the following matrix, based on each Director nominee’s self-identified data, the Board is comprised of 36% women and 64% men, and includes two individuals (approximately 14% of the Board) who identify as members of a racial or ethnic minority group (African-American). None of the Directors have self-identified as LGBTQ+.
Board Diversity Matrix As of April 6, 2023
Total Number of Directors:	14
Part I: Gender Identity:	Female	Male
Directors	5	9
Part II: Demographic Background:
African American or Black	1	1
White	4	8
Nominees for Election at the 2023 Annual Meeting of Shareholders
Elizabeth H. Connelly (58), Director since 2022.   Ms. Connelly is Senior Vice President of Healthcare and a Member of the Executive Committee for CDW Corporation (Nasdaq) (“CDW”), a leading multi-brand technology solutions provider to business, government, education and healthcare organizations in the United States, the United Kingdom, and Canada. She has more than 30 years of experience in managing a spectrum of complex businesses, including human resources, commercial banking with a focus in the healthcare, higher education and not-for-profit sectors, and private wealth management. Ms. Connelly possesses a keen ability for building high-performing teams, fostering best-in-class culture, and delivering strong results. Before assuming her current role at CDW, Ms. Connelly was Chief Human Resources Officer and Senior Vice President of Coworker Services. She was responsible for leading the development and implementation of CDW’s talent strategy, including talent acquisition, employment branding, organizational and leadership development, sales training, compensation, benefits, diversity and inclusion, performance management and succession planning.
Prior to joining CDW in 2018, Ms. Connelly served since 2012 as the Head of the Healthcare, Higher Education and Not-for-Profit Commercial Banking business unit at J.P. Morgan Chase, a leading global financial services firm, where she led business groups that were national in scope and provided treasury, credit and specialized industry solutions to more than 3,000 clients. Previously, she served as the firm’s Midwest Region Head for the Private Wealth Management business unit and, prior to that, she held several leadership roles in Capital Markets at Bank One. Additionally, Ms. Connelly serves as a director of the Catholic Extension Society and the Polk Bros. Foundation. She is also a trustee for the Shedd Aquarium, and she serves on the Board of Regents for Georgetown University. In addition, she is a member of the Economic Club of Chicago, The Chicago Network, the Executives Club of Chicago, the National Association of Corporate Directors, and the Women Corporate Directors Foundation. Ms. Connelly earned a bachelor’s degree in Foreign Service from Georgetown University and a master’s degree in business administration from Northwestern University’s Kellogg School of Management.

Ms. Connelly’s experience in the banking industry, including service in several leadership roles at J.P. Morgan Chase and Bank One, provide her with knowledge of the financial services business, generally, and the business of community banking, in particular. Her experience in human resources at CDW provides her with insight into the attraction and retention of talent, including within the realm of diversity and inclusion, which is of importance to the Company.
Timothy S. Crane (61), Director since 2023.   Mr. Crane was appointed to serve as a Director of the Company in January 2023. He joined the Company in August 2008 and has held a series of executive management roles. Mr. Crane currently serves as President of the Company since February 2020, after previously holding the title of Executive Vice President, Senior Market Head and Treasurer since February 2017, during which time he was responsible for oversight of Wintrust’s subsidiary banks, banking operations and treasury business. Previously, in January 2016, Mr. Crane was appointed to serve as Corporate Treasurer of the Company. He will become Chief Executive Officer and President effective May 1, 2023.
Before joining the Company, Mr. Crane served as President of Harris Bankcorp (Harris Bank, Bank of Montreal) in Chicago, where he was employed for 24 years. He also serves on the boards of the Metropolitan Family Services, the Bank Administration Institute, Chicago United and serves as a Trustee of DePaul University. In addition, he serves as an Advisory Director for the each of the Company’s main operating subsidiaries.
Mr. Crane brings a wealth of knowledge to the Board of Directors relating to banking operations, regulations, financial management, and mergers and acquisitions. He is one of two members of the Board who is also an executive officer of the Company. As such, he provides views of the management of the Company and substantial insight into the operations of the Company.
Peter D. Crist (71), Director since 1996.   Mr. Crist served as the Company’s Chairman from 2008 to 2017. He currently is the Chair of the Nominating Committee. Mr. Crist founded Crist/Kolder Associates, an executive recruitment firm, which focuses on chief executive officer and director searches, in 2003 and has served since inception as its Chairman and Chief Executive Officer. From December 1999 to January 2003, Mr. Crist served as Vice Chairman of Korn/Ferry International (NYSE), the largest executive search firm in the world. Previously, he was President of Crist Partners, Ltd., an executive search firm he founded in 1995 and sold to Korn/Ferry International in 1999. Immediately prior thereto he was Co-Head of North America and the Managing Director of the Chicago office of Russell Reynolds Associates, Inc., the largest executive search firm in the Midwest, where he was employed for more than 18 years. He currently serves as a director of Northwestern Memorial Hospital, where he is Chair of the Nominating and Corporate Governance Committee. Mr. Crist is a director of Hinsdale Bank.
Mr. Crist’s experience assisting companies with executive searches provides him with insight into the attraction and retention of Company personnel, an important concern of the Company. In addition, Mr. Crist’s experience as an executive of several large, Chicago-based businesses provides him with insight into the management and operational challenges and opportunities facing the Company in its markets. He also brings experience as the previous Chair of the Compensation Committee of Northwestern Memorial Hospital. Additionally, Mr. Crist’s experience as a director of Hinsdale Bank gives him valuable insight into the Company’s banking operations.
William J. Doyle (72), Director since 2017.   Mr. Doyle served as President and Chief Executive Officer of Potash Corporation of Saskatchewan (“PotashCorp”), one of the world’s largest fertilizer suppliers, for 15 years, and retired in July 2015. Mr. Doyle formerly served as President of the International Fertilizer Industry Association, a trade association representing the global fertilizer industry, and was a board member of Canpotex and the International Plant Nutrition Institute.
Mr. Doyle is a graduate of Georgetown University in Washington, D.C., and retired as Chairman of the University’s Board of Directors in July 2021. He also currently serves on the board of the Big Shoulders Fund, a charity providing support to Catholic schools in the neediest areas of inner-city Chicago.
Mr. Doyle’s experience as President and Chief Executive Officer of PotashCorp provides him with insight into the challenges of leading a large and complex global organization with key operations throughout the world, as well as an understanding of the operation and management of, and governance and regulatory considerations associated with, a large public company.
Marla F. Glabe (69), Director since 2015.   Ms. Glabe has over 40 years of experience in the financial services industry including her service as a senior executive with Allstate Insurance Company (“Allstate”) and as a member of the board of directors of Allstate Life Insurance Company. From 1974 to 2009, she held various executive positions at Allstate and its affiliates. Subsequently, from 2011 until March of 2019, Ms. Glabe served as the Lead Managing Director for MasterMind Advisory Board, a corporation offering advisory services to CEOs and business entrepreneurs. Since 2013 until her pending term limit in May of 2023, she serves as a member of the Board of Directors for Royal Neighbors of America, a fraternal life insurance company. Ms. Glabe is Senior Advisor for Management Control International, Inc., a privately owned family asset management firm, serves as a director of Northwest Community Healthcare, and is a member of the Society of Actuaries. Ms. Glabe is a director of Great Lakes Advisors, Wintrust Investments, and The Chicago Trust Company and serves on the Executive Advisory Committee for First Insurance Funding and Wintrust Life Finance.
Ms. Glabe’s business experience gives her in-depth knowledge of managing and providing leadership at sophisticated nationwide organizations in highly regulated businesses. Her knowledge of the insurance industry gives her insight into an area, which, through the Company’s insurance premium financing business, impacts a substantial portion of the Company’s business. In addition, her experience in leadership provides Ms. Glabe with knowledge of the issues faced by large and complex businesses in the financial services industry. As a result of her financial experience, she qualifies as a financial expert for purposes of rules governing audit committees. Ms. Glabe’s experience on the Executive Advisory Committee for First Insurance Funding and Wintrust Life Finance and as a current director of the boards associated with Wintrust Wealth Management gives her valuable insight into the Company’s non-banking operations.
H. Patrick Hackett, Jr. (71), Director since 2008.   Mr. Hackett has served as the Company’s Chairman since 2017. Mr. Hackett has been the Managing Member of HHS Partners, LLC, an investment company located in the Chicago area, since 2001. Previously, he served for 12 years as the President and Chief Executive Officer of RREEF Capital, Inc. and as Principal of The RREEF Funds, an international commercial real estate investment management firm. Mr. Hackett taught real estate finance at the Kellogg Graduate School of Management for 15 years when he also served on the real estate advisory boards of Kellogg and of the Massachusetts Institute of Technology. He serves on the boards of First Industrial Realty Trust, Inc. (NYSE) where he chairs the Investment and Audit Committees and Northwestern University where he chairs the Educational Properties Committee. Mr. Hackett is an advisory director of Wintrust Bank.
Mr. Hackett’s business and education backgrounds provide him familiarity with financial models and valuation of corporations and banks, as well as of commercial real estate, which often serves as collateral for the Company’s products. Mr. Hackett worked as a bank auditor early in his career, giving him some experience in bank accounting and operations.
Scott K. Heitmann (74), Director since 2008.   Mr. Heitmann, retired for the past 17 years, has over 31 years of experience in the banking industry, including his service as Vice Chairman of LaSalle Bank Corporation and President, Chairman and Chief Executive Officer of Standard Federal Bank from 1997 to 2005. He served as the President and Chief Executive Officer of LaSalle Community Bank Group and LaSalle Bank FSB from 1988 to 1996. Mr. Heitmann currently serves as an Advisory Director of Boys Hope Girls Hope of Illinois. Mr. Heitmann has previously served as a director of LaSalle Bank Corporation, Standard Federal Bank and the Federal Home Loan Bank of Chicago. Mr. Heitmann is a director of Great Lakes Advisors, Wintrust Investments, The Chicago Trust Company, and Wintrust Bank.
Mr. Heitmann’s experience in the banking industry, including service in executive leadership roles at LaSalle Bank Corporation and Standard Federal Bank, provide him with knowledge of the financial services business, generally, and the business of community banking, in particular. His experience as a former bank lender also provides insight into the Company’s community banking business. In addition, his experience with LaSalle Bank’s various predecessors provides him with insight into the opportunities and challenges posed to a growth-oriented Chicago-based community bank. Mr. Heitmann’s experience as a director of Wintrust Bank and the boards associated with Wintrust Wealth Management gives him valuable insight into the Company’s banking, brokerage and investment advisory operations.

Brian A. Kenney (63), Director since 2023.   Mr. Kenney served as the Chairman, President and Chief Executive Officer of GATX Corporation (NYSE) (“GATX”), a global railcar lessor, from April 2005 until his retirement in April 2022. Previously, he held positions at GATX as President from 2004 to 2005, Senior Vice President, Finance and Chief Financial Officer from 2002 to 2004, Vice President, Finance and Chief Financial Officer from 1999 to 2002, and Vice President — Finance from 1998 to 1999. He first joined GATX in 1995 as Treasurer. Before his career at GATX, Mr. Kenney held various financial positions at AMR Corporation, United Airlines, and Morton International, Inc. He currently serves on the Board of Trustees of the Shedd Aquarium in Chicago, where he was Chairman from 2018 to 2022. Mr. Kenney also served as a member of the board of directors of USG Corporation, a publicly-held manufacturer and supplier of building supply products, from 2011 until its acquisition in April 2019.
Mr. Kenney’s experience as Chairman, President and Chief Executive Officer of GATX provides him with the unique perspective that comes from leading a large, publicly-traded global business. In addition, his extensive financial and capital markets expertise gives him valuable insight into key functions of the Company.
Deborah L. Hall Lefevre (55), Director since 2019.   Ms. Lefevre joined Starbucks Corporation (Nasdaq) (“Starbucks”), which is an American multinational chain of coffeehouses and roaster, as Executive Vice President, Chief Technology Officer in May 2022. In her role, she is responsible for the company’s technology strategy and execution around the world for over 36,000 stores in 80 countries, 9,265 company-operated and 6,608 licensed stores located in the United States. From 2017 until joining Starbucks, she served as Executive Vice President, Chief Technology Officer of Couche-Tard/Circle K (“Circle K”), where she was responsible for global technology and digital strategy and execution across a network of approximately 15,500 locations operated by Circle K, a multinational operator of convenience stores. Before she joined Circle K in 2017, Ms. Lefevre served in several senior level management roles within the Information Technology department of McDonald’s Corporation, including Corporate Vice President, Global Enterprise Solutions and Business Transformation (2015 – 2017); Chief Information Officer, U.S. Segment (2013 – 2015); and Vice President, IT Enterprise (2008 – 2013).
Ms. Lefevre’s extensive knowledge of information technology systems and cybersecurity risk management provides the Company with sophisticated guidance regarding the Company’s technology and information security strategy and tactical objectives. In addition, her experience as a senior executive of large, public companies provides her with comprehensive knowledge of the issues faced by highly-complex businesses.
Suzet M. McKinney DrPH, MPH (50), Director since 2021.   Dr. McKinney currently serves as Principal & Director of Life Sciences at Sterling Bay Company, LLC, a real estate development company, where she is responsible for relationships with the scientific, academic, corporate, tech and governmental sectors involved in the life science ecosystem, as well as managing the experience and facilitating the growth of life science tenants in Sterling Bay developments. Prior to joining Sterling Bay in February 2021, she served since September, 2015 as executive director of the Illinois Medical District, which includes 560 acres of medical research facilities, labs, a biotech business incubator, universities, raw land development areas, four hospitals, and more than 40 healthcare-related facilities. It is one of the largest urban medical districts in the United States. Dr. McKinney currently serves as a director of the Company’s Wealth Management subsidiaries: Great Lakes Advisors, Wintrust Investments, and The Chicago Trust Company.
She also currently serves as a board member of Thresholds, and the Ann & Robert Lurie Children’s Hospital of Chicago.
Dr. McKinney holds her doctorate from the University of Illinois at Chicago School of Public Health. She received her bachelor’s degree in biology from Brandeis University, where she was also a Howard Hughes Fellow. Additionally, she received her master of public health degree, in health care administration, and certificates in managed care and health care administration, from Benedictine University.
Dr. McKinney’s professional experience includes managing large and complex organizations, as well as extensive familiarity with the Chicago business community. Dr. McKinney’s experience as a director of Wintrust Investments, Great Lakes Advisors and Chicago Trust Company gives her valuable insight into the Company’s non-banking operations.

Gary D. “Joe” Sweeney (65), Director since 2015.   Mr. Sweeney serves as strategic advisor to Corporate Financial Advisors, LLC (“CFA”), a middle-market investment banking firm, which specializes in providing merger and acquisition advisory services, capital sourcing, exit planning and general corporate advisory services. From 2000 to April 2015, Mr. Sweeney was a co-owner and a managing director of CFA. Prior to that time, he founded and served as president of Sports Marketing and Management Group, LLC, a sports marketing and management firm that specializes in assisting and representing coaches and professional athletes in securing contracts and marketing opportunities. Mr. Sweeney is a published best-selling author and a frequent public speaker. Mr. Sweeney has served on the boards of directors of numerous private companies over the past 35 years. He currently serves on the Board of Directors of Town Bank, The University of Notre Dame Graduate Alumni Board for the Mendoza College of Business, Integrity Grading and Excavation Corp., and numerous private equity companies.
Mr. Sweeney’s experience provides him with extensive knowledge of mergers and acquisitions, capital raising, and the investment process, each of which are key functions of the Company. His knowledge of underwriting approaches and valuation methodologies are valuable in evaluations of proposed transactions. Mr. Sweeney’s experience also provides him with familiarity with the management of the liquidity, financial reporting, risk and audit management of a large organization. As a result of his financial experience, Mr. Sweeney qualifies as a financial expert for purposes of rules governing audit committees. In addition, his experience in leadership provides Mr. Sweeney with knowledge of the issues faced by large and complex businesses. Mr. Sweeney’s experience as a current director of Town Bank gives him valuable insight to the Company’s banking operations.
Karin Gustafson Teglia (55), Director since 2019.   Ms. Teglia is President of DEKK Enterprises, LLC, an incubator that develops innovative concepts and go-to-market strategies for consumer products and services and DEKK Investments, LLC. Ms. Teglia also has served since 2009 as an advisor to TRP Investments, LLC, a commercial real estate investor. Prior to this role, Ms. Teglia served in various corporate finance management and international tax roles within McDonald’s Corporation, including Corporate Senior Vice President, Finance (2007 – 2008); Corporate Vice President, Finance (2005 – 2007) and Corporate Vice President of Tax (2001 – 2005). Prior to joining McDonald’s Corporation in 1995, Ms. Teglia began her career as an international tax consultant with Price Waterhouse. Ms. Teglia is a certified public accountant and an attorney licensed to practice in Illinois.
Ms. Teglia currently serves as a director of Hinsdale Bank, chairing its Audit Committee and also serving on its Risk Committee. She also served on an Advisory Panel of the National Academy of Sciences, focusing on food allergy research, and serves on the Food Allergy Research and Education Board of National Ambassadors.
Ms. Teglia’s management experience at McDonald’s Corporation provides experience with the management of the liquidity, financial reporting, risk and audit management of a large organization. As a result of her financial experience, Ms. Teglia qualifies as a financial expert for purposes of rules governing audit committees. Additionally, Ms. Teglia’s experience as a director of Hinsdale Bank gives her valuable insight into the Company’s banking operations, as well as experience as an audit committee member and chair.
Alex E. Washington, III (49), Director since 2020.   Mr. Washington serves as a Managing Director of Wind Point Partners, a middle market private equity firm based in Chicago. Wind Point Partners has approximately $5.0 billion in assets under management and focuses on acquisition of middle-market companies in the industrial products, consumer products, and business services sectors. Mr. Washington joined Wind Point Partners in 2002 and currently serves on the boards of several private companies, including Quantix, Ascensus Specialties, Critica Infrastructure, Kleinfelder Group, and HASA. Past directorships include Argotec, Arr-Maz Custom Chemicals, Dicom Transportation Group, Evans Food Group, Novolex, and Paragon Films. Prior to Wind Point Partners, he held professional roles with J.H. Whitney, Donaldson Lufkin & Jenrette, and McKinsey & Company.
Mr. Washington received a Bachelor of Arts in Finance from Morehouse College and a Master of Business Administration from Harvard Business School. Mr. Washington was a Class VI recipient of the Ewing Marion Kauffman Fellowship in venture capital. He currently serves as a director of Wintrust Bank, where he chairs its Audit Committee. His civic activities include serving as a board member of the Chicago

Council on Global Affairs, board member of the Art Institute of Chicago, life trustee of the Chicago Foundation for Education, and member of both the Chicago Club and the Economic Club of Chicago.
Mr. Washington’s extensive private equity experience provides him with comprehensive knowledge of mergers and acquisitions, capital raising, and the investment process, each of which are key functions of the Company. The Board believes that his knowledge of underwriting approaches and valuation methodologies is extremely valuable in evaluation of proposed transactions. Mr. Washington’s significant experience on the board of directors of other companies also provides him with familiarity with the management of the liquidity, financial reporting, risk and audit management of complex organizations. Additionally, Mr. Washington’s experience as a director of Wintrust Bank gives him valuable insight into the Company’s banking operations, as well as experience as a board committee member and chair within the Wintrust enterprise.
Edward J. Wehmer (69), Director since 1996.   Mr. Wehmer, a founder of the Company, served as President and Chief Executive Officer of the Company from May 1998 to February 2020, at which point he was named Founder and Chief Executive Officer. Prior to May 1998, he served as President and Chief Operating Officer of the Company since its formation in 1996. He served as the President of Lake Forest Bank from 1991 to 1998. In May 2023, he will resign as Founder and Chief Executive Officer and assume the roles of Founder and Senior Advisor and Executive Chairman of the Board. He serves as an Advisory Director of each of the Company’s main operating subsidiaries. Mr. Wehmer is a certified public accountant and earlier in his career spent seven years with the accounting firm of Ernst & Young LLP specializing in the banking field and particularly in the area of bank mergers and acquisitions. Mr. Wehmer serves as Lead Independent Director on the board of directors of Stepan Company (NYSE), a chemical manufacturing and distribution company. He also serves as a director of the Catholic Extension Society, on the audit committee of Northwestern Memorial Health Care, as a trustee for Ann & Robert H. Lurie Children’s Hospital and Foundation, as chair of Northwestern Memorial Hospital Foundation, and as the vice chairman of the Finance Council of the Archdiocese of Chicago.
Mr. Wehmer is one of two members of the Board who is also an executive officer of the Company. As such, he provides the views of the management of the Company and substantial insight into the operations of the Company. As an employee of the Company since its inception, he also provides historical context for the Board’s discussions.
Required Vote
Election as a Director of the Company requires that a nominee receive the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, online or by proxy, and entitled to vote thereon. Accordingly, instructions to abstain will have the same effect as a vote against such nominee. Broker non-votes will have no impact on the election of Directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

EXECUTIVE OFFICERS OF THE COMPANY
Certain information regarding those persons serving as the Company’s executive officers is set forth below.
Edward J. Wehmer (69) — Founder and Chief Executive Officer — Mr. Wehmer currently serves as the Company’s Founder and Chief Executive Officer and as a member of the Board. As of May 1, 2023, he will resign as Founder and Chief Executive Officer and assume the roles of Founder and Senior Advisor and Executive Chair of the Board. See the description above under “Proposal No. 1 — Election of Directors” for additional biographical information.
Timothy S. Crane (61) — President — Mr. Crane currently serves as the Company’s President and as a member of the Board. As of May 1, 2023, upon Mr. Wehmer’s anticipated resignation as Chief Executive Officer, Mr. Crane will assume the additional role of Chief Executive Officer. In this capacity, Mr. Crane will be responsible for overseeing the execution of the Company’s day-to-day operations and strategic initiatives. See the description above under “Proposal No. 1 — Election of Directors: for additional biographical information.
David A. Dykstra (62) — Vice Chairman, Chief Operating Officer — Mr. Dykstra joined the Company in 1995 and currently serves as the Company’s Vice Chairman, Chief Operating Officer, a position he has held since February 2020. He previously had held the title of Senior Executive Vice President, Chief Operating Officer since 2002. Prior to 2002, Mr. Dykstra served as the Company’s Chief Financial Officer. Earlier in his career, Mr. Dykstra was employed from 1990 to 1995 by River Forest Bancorp, Inc., Chicago, Illinois, most recently holding the position of Senior Vice President and Chief Financial Officer. Prior to his association with River Forest Bancorp, Mr. Dykstra spent seven years with KPMG LLP, most recently holding the position of Audit Manager in the banking practice. Mr. Dykstra is a Director of Chicago Deferred Exchange Company, LLC and Tricom.
Kathleen M. Boege (56) — Executive Vice President, General Counsel and Corporate Secretary —  Ms. Boege joined the Company in September 2015. Ms. Boege manages all legal affairs of the Company, as well as assisting banks and non-bank subsidiaries with legal matters. Prior to joining the Company, Ms. Boege served as General Counsel and Corporate Secretary of FreightCar America, Inc. from January 2013 through August 2015. She joined FreightCar America, Inc. from Bally Total Fitness Corporation (“Bally”) where she served as Chief Administrative Officer, General Counsel and Secretary from August 2011 through December 2012. Prior to this role, she held other leadership roles in legal and human resources at Bally commencing in 2007. Prior to joining Bally, Ms. Boege was Vice President, Associate General Counsel and Assistant Secretary at the Chicago Stock Exchange. Prior to joining the Chicago Stock Exchange, Ms. Boege worked in private practice at two Chicago law firms from 1991 to 1999. Ms. Boege is on the board of directors of the Chicago Public Library Foundation, Ronald McDonald House Charities of Chicago/Northwest Indiana and Women’s Educational Aid Association and is a member of the Keystone Board of the Shirley Ryan AbilityLab and serves as a Trustee of the Field Museum.
Guy W. Eisenhuth (67) — Executive Vice President and Regional Market Head — Mr. Eisenhuth joined the Company in January 2010 as President and Chief Executive Officer of Village Bank and was promoted in January 2014 to Executive Vice President and Regional Market Head and currently oversees Barrington Bank, Schaumburg Bank, and Village Bank. Prior to joining the Company, Mr. Eisenhuth served as Head of Commercial Banking of Fifth Third Bank in Chicago where he was employed for one year and worked for several years at J.P. Morgan Chase, and predecessors, ultimately serving as Senior Vice President-Group Head, Middle Market Banking. Mr. Eisenhuth is a Director of Barrington Bank, Schaumburg Bank, and Village Bank.
Richard B. Murphy (63) — Vice Chairman, Chief Lending Officer — In February 2020, Mr. Murphy became Vice Chairman, Chief Lending Officer, after previously holding the title of Chief Credit Officer since January 2002. He is responsible for coordinating all the credit functions of the Company as well as its mortgage banking business. Mr. Murphy served as the President of Hinsdale Bank from 1996 until December of 2005. From 1993 until his promotion to President of Hinsdale Bank, Mr. Murphy served as the Executive Vice President and Senior Lender of Hinsdale Bank. Prior to his association with the Company, Mr. Murphy served as President of the First State Bank of Calumet City. Mr. Murphy is on the Board of

the Big Shoulders Fund, the Keystone Board of Shirley Ryan AbilityLab, and the Advisory Board of After School Matters. Mr. Murphy is married to the sister of Mr. Wehmer’s wife. Mr. Murphy is a member of the Executive Advisory Committee of First Insurance Funding and Wintrust Life Finance.
David L. Stoehr (63) — Executive Vice President and Chief Financial Officer — Mr. Stoehr joined the Company in January 2002 and manages all financial and accounting affairs of the Company, including internal and external financial reporting. Previously, Mr. Stoehr was Senior Vice President/Reporting & Analysis at Firstar/U.S. Bancorp, Director of Finance/Controller of Associated Banc-Corp with primary responsibility for financial accounting and reporting, business unit financial management and data warehouse design and implementation. Prior to his association with Associated Banc-Corp, Mr. Stoehr was Assistant Vice President/Balance Sheet Management at Huntington Bancshares, Inc., Columbus, Ohio, from 1993 to 1995 and Financial Reporting Officer at Valley Bancorporation, Appleton, Wisconsin, from 1983 to 1993.
Thomas P. Zidar (54) — Executive Vice President and Senior Market Head of Wealth Management Services — Mr. Zidar joined the Company in 2006 and also serves as Chairman and Chief Executive Officer of Wintrust Wealth Management. Prior to joining the Company, Mr. Zidar worked at ABN AMRO/LaSalle Bank for nine years, most recently as Executive Vice President in the Personal Financial Services group of LaSalle Bank, responsible for five business units. Throughout Mr. Zidar’s tenure with ABN AMRO/LaSalle Bank, he served as Chairman, President and CEO of ABN AMRO Financial Services; Senior Vice President, Integration Management; Senior Vice President/First Vice President, Acquisitions & Corporate Capital; and Vice President, Profit Enhancement. Previously, Mr. Zidar held positions as an Associate at A.T. Kearney, a management consulting firm, in Chicago, and as a Financial Analyst and Associate at TTG, an investment banking firm, in New York and London. Mr. Zidar serves as a Director of Great Lakes Advisors, Wintrust Investments, The Chicago Trust Company, and Chicago Deferred Exchange Company.

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion & Analysis section reviews the compensation program for our five named executive officers (“NEOs”), which include our principal executive officer, principal financial officer and our three other most highly-compensated executive officers as of December 31, 2022.
Our 2022 NEOs were:
Named Executive Officer	Title/Role
Edward J. Wehmer*	Founder and Chief Executive Officer
David A. Dykstra	Vice Chairman, Chief Operating Officer
Richard B. Murphy	Vice Chairman, Chief Lending Officer
Timothy S. Crane*	President
David L. Stoehr	Executive Vice President and Chief Financial Officer

*
References to “CEO” in this Compensation Discussion & Analysis refer to Mr. Wehmer. On January 26, 2023, the Board appointed Timothy S. Crane, currently the Company’s President, as Chief Executive Officer of the Company, effective May 1, 2023 (the “Effective Date”). Also on January 26, 2023, the Board appointed Mr. Crane as a director of the Company, effective immediately. Mr. Crane will succeed Edward J. Wehmer, who will resign as Chief Executive Officer of the Company and assume the position of Executive Chairman of the Board as of the Effective Date. Mr. Wehmer has also agreed to serve as Founder and Senior Advisor from the Effective Date through December 31, 2026, as further described below. H. Patrick Hackett, Jr. will continue to serve as non-executive Chairman of the Board and will have the additional title of Lead Independent Director as of the Effective Date. Please see the “CEO Transition” section of this Compensation Discussion & Analysis for information regarding the compensation approved in connection with the CEO transition.

Executive Summary
2022 Business Highlights
In 2022, the Company achieved strong business results overall with continued growth and operational efficiency as a focus for both the banks and the non-bank businesses. Consistent with its founding values, the Company continued to adhere to its core principles of sound and conservative underwriting. The Company drove growth through its bank and non-bank businesses. As a result of these steps and the executive officers’ leadership during uniquely challenging times that included a period of rapidly rising interest rates, the Company continued its history of profitability. We believe that the results achieved in 2022 highlighted the benefit of the guidance provided by the executive leadership team who maintained a measured and balanced approach to pursuing growth, managing interest rate risk and maintaining credit quality and appropriate reserves.
The Compensation Committee of our Board (the “Committee”) recognizes that the Company’s executive officers have a key role in overseeing growth while appropriately managing risk. In that regard, the Committee considered the accomplishments of management in the following context (results are as of December 31, 2022):
•
generated pre-tax income of $700.6 million (a 9.8% increase from $637.8 million in 2021);

•
maintained strong pre-tax income, excluding provision for credit losses, of $779.1 million;

•
increased deposits by 1.9% to $42.9 billion (a $807 million increase from $42.1 billion in 2021);

•
increased loan portfolio (excluding loans held for sale) by 12.7% from year-end 2021 to $39.2 billion, the highest reported level in the history of the Company;

•
increased total assets to $52.9 billion, an increase of $2.8 billion, or 5.6%, from year-end of 2021;

•
remained at low levels of total non-performing assets as a percentage of total assets during 2022 (the percentage at the end of 2022 was 0.21% compared to 0.16% at the end of 2021);

•
increased quarterly Common Stock dividend to $0.34 per share, resulting in total dividends of $80.2 million paid in 2022 to eligible holders of Common Stock;

•
achieved the Company’s twenty-sixth consecutive year of profitability in 2022; and

•
grew our assets by 90%, 45% and 6% over the last five, three and one year periods, respectively, and our loans (excluding loans held for sale) by 81%, 46% and 13% over the same five, three and one year periods, respectively.

Highlights of our Executive Compensation Philosophy, Program and Practices
Philosophy and Culture of Achievement and Accountability
The Committee has responsibility for developing, implementing and monitoring our executive officer compensation program and policies as well as determination and oversight of the Company’s executive compensation philosophy. The Committee sets the compensation for all of our NEOs and reviews compensation for all executive officers of the Company. In administering the Company’s executive compensation program, the Committee is mindful of our unique operating structure, culture and history as well as the growth strategy of our Company and its businesses. As a Company with growth oriented and entrepreneurial operations, we are cognizant that to attract and retain the managerial talent deemed necessary to operate and grow our businesses, we often have to compensate our executives with a view to the scope and complexity of the business we expect them to manage, rather than the size of the business they currently manage. Our executive compensation philosophy and programs are designed to attract and retain management capable of leading the organization in its efforts to create the infrastructure to meet its growth curve while still managing risk.
The Committee believes executives’ total direct compensation should be heavily weighted toward incentive compensation rather than through fixed components such as base salary and benefits. This philosophy is intended to create and foster a pay-for-performance framework within defined risk parameters that drives shareholder value by aligning shareholder and NEO interests. Our Short-Term Incentive Program, or STIP, and Long-Term Incentive Plan, or LTIP, are designed to provide that a significant percentage of our executives’ total compensation is linked to performance and the interests of our shareholders.
Our Pay-for-Performance Focus
Reinforcing pay for performance is an important underpinning of our executive compensation framework. For 2022, target incentive compensation for our CEO and the other NEOs was (on average) approximately 76% and 65% of total target compensation, respectively. A majority of incentive compensation for the CEO and the other NEOs is performance based, as reflected by our short-term incentive and long-term incentive elements where the ultimate value of the awards are based on our achievement of business goals and increased shareholder value.

Our Executive Compensation Practices
What We Do	What We Don’t Do

☑
We Pay for Performance:   The majority of executive pay is not guaranteed. Our CEO and NEOs on average have approximately 76% and 65%, respectively, of their target total compensation tied to Company performance through achievement of performance goals or our common stock price.

☒ No Hedging or Short Selling: Our NEOs are prohibited from engaging in short selling of our Common Stock or engaging in hedging or offsetting transactions regarding our Common Stock.
☑ We Align Our Long-Term Incentives With Performance: The significant majority of our long-term incentive awards are performance-oriented.	☒ No Pledging: Our NEOs are prohibited from pledging our securities.
☑ We Set Stretch Goals: Our performance hurdles are designed to require stretch individual and Company performance along with superior returns in order to receive commensurate payout.	☒ No Excessive Expenditures or Perquisites: We have adopted a policy designed to prevent any excessive or luxury expenditures and maintain modest perquisites.

☑
We Have a Clawback Policy:   In the event of a material negative restatement of our financial statements, we can claw back any payments made which were predicated on achieving certain financial results.

☒ No Undue Risk: We discourage excessive risk taking by having a balanced portfolio of short- and long-term incentive performance measures and a cap on final payouts.

☑
We Require Stock Ownership:   We have robust stock ownership guidelines. Our CEO is required to hold Common Stock with a value equal to a multiple of six times base salary. Our other NEOs are required to hold between one and three times base salary.

☒ No Repricing Underwater Options: Our stock incentive plan does not permit repricing or the exchange of underwater stock options without shareholder approval.

☑
We Utilize Independent Compensation Expertise:   The Committee has retained Meridian, an independent compensation consultant, to advise on the executive compensation program and practices, including annual assessments of the Company’s peer group.

☒
No CIC Payment Absent a Double Trigger:   Payments under our employment agreements and our long-term incentive programs require two events for vesting in connection with a change in control — both a change in control and a qualifying termination of employment.

Shareholder Support
During its compensation review process, the Committee considers whether the Company’s executive compensation and benefits program are in line with the interests of the Company’s shareholders. In that respect, the Committee considered the approval by approximately 94% of the votes cast for the Company’s “say on pay” proposal at the Company’s prior annual meeting of shareholders. Our “say on pay” approval percentage in 2022 was higher than our shareholder approval of approximately 80% in 2021 and lower than the 96% approval percentage in 2020 (in each case percentages represent votes cast in favor). We believe that the 2022 shareholder voting results demonstrate consistent and sustained shareholder support for the Company’s executive compensation program. Accordingly, the Committee determined that the Company’s executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate and did not make changes to the Company’s executive compensation program in response to such vote.
The Company values and encourages shareholder feedback as part of its ongoing engagement process. To this end, the Company participates in robust shareholder Question & Answer sessions that typically comprise over 50% of the duration of the Company’s quarterly earnings calls. The Company also engages with shareholders through participation in investor conferences throughout the year. The Company also maintains an active Investor Relations website portal that enables shareholders to submit feedback to the Company at any time, and the Company responds to specific shareholder inquiries on a real-time basis throughout the year. In 2022, the Company engaged in shareholder dialogue upon request regarding a variety of matters, including community investment and philanthropy, environmental considerations and diversity, equity and inclusion initiatives.
Compensation Philosophy and Objectives
The philosophy underlying our executive compensation program is to promote a pay-for-performance environment and remain competitive with market practices in order to attract and retain key talent, which we believe will support the long-term success of the Company and build value for our shareholders.
The compensation elements included in the pay of our NEOs vary and are reflective of different pay objectives. Base salaries are intended to pay executives competitively relative to market peers and individual performance. Relevant performance factors that influence base pay include leadership, innovation, diversity initiatives, strategic contributions, maintaining effective company systems and infrastructure, customer service and talent management. Variable compensation (short-term and long-term incentives) is tied to financial measures (such as pre-tax net income, net interest margin, net overhead ratio, core loan and deposit growth, credit quality, and earnings per share) as well as the achievement of specific business objectives (including satisfactory regulatory exams), employee retention, and increased shareholder value. It is also the Committee’s philosophy to provide retirement and health and welfare benefits to all employees on a non-discriminatory basis. We do not provide supplemental retirement benefits to our executives.
The Committee has set forth the following objectives for its executive compensation program:
•
Attract first-rate entrepreneurial talent that reflects our structure.   We believe that our unique organizational design and structure are a significant part of our value proposition. Consequently, we need to hire leaders who will thrive within our structure, are able to operate well within a matrixed organizational structure which allows the capacity to act in equal measure autonomously at times and in collaboration at times, while driving growth and managing risk.

•
Focus on performance-based compensation.   Our compensation program is designed to support performance and achievement at every level of the organization, from the individual to the bank, subsidiary and Company. It is also designed to drive performance across both short-term and long-term horizons.

•
A significant portion of total compensation should be in the form of long-term incentives.   Our compensation program includes incentives designed to align management and shareholder interests over a multi-year performance or vesting period. This longer-term horizon also helps promote retention and therefore business continuity.

•
Long-term incentive compensation should balance growth and risk.   Our longer-term rewards are structured to help mitigate excessive risk-taking since leaders are rewarded for creating sustained value for the Company and its shareholders.

•
Long-term incentive compensation should be highly correlated with returns.   The prescribed performance goals under our long-term incentive compensation program are designed to be challenging, and at or above target payouts should be achievable only with above target, superior organizational performance. Further, the use of total shareholder return as a long-term incentive metric is intended to directly link NEO and shareholder interests.

•
Compensation levels should be competitive to enable us to attract and retain a highly qualified management team to lead and grow our Company.   The successful operation of our Company requires an experienced and talented management team. We hire for both the current and anticipated future needs of the organization, so executives must be able to effectively lead the organization now, and also meet future needs of a growing organization. To do this, our compensation program must be competitive with those of our peer firms to attract and retain talent that is capable of scaling for the future.

•
Compensation opportunities should be commensurate with an executive’s roles and responsibilities.   Our organization values talented executives who perform comprehensively, both within their specific roles as well as taking on more leadership responsibilities. Consequently our compensation program seeks to recognize and reward our executives who are most responsible for the performance of the Company and who engage in broader duties than their job titles may imply.

•
Compensation for NEOs should be fair and perceived as such, both internally and externally.   We measure the appropriateness of our compensation offerings by comparing them both internally and externally to peer group benchmarks. Shareholders are best served when we can attract and retain talented executives with compensation packages that are competitive with organizations similar in size, scope and complexity to Wintrust.

Peer Group Benchmarking
On an annual basis, the Committee’s independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), provides the Committee with assessments of the competitive market and best practices relating to executive compensation practices, including peer group development, executive and board benchmarking, executive pay-for-performance analysis, research on regulatory and industry trends, and program design. The Committee utilizes these assessments and references when considering compensation program design and other decisions.
Peer Group Analysis
On an annual basis, the Committee asks Meridian to review the peer group to evaluate whether it reflects the appropriate population of banks both regionally and nationally similar to Wintrust in size, scope and complexity. When identifying and constructing the competitive peer group, the Committee took into consideration which companies compete for customers, executive talent or investors, as well as other factors including the amount of commercial and industrial loans, level of non-interest revenue, and comparability in business models. These factors were considered as the Committee sought to develop a peer group that approximated the size and the structure of the Company. The following peer group, developed in 2021 and used by the Committee to help guide 2022 compensation decisions, was comprised of 20 banks, including 16 similarly-sized national banks and four Midwestern banks. This reference group of banks had assets between $21 billion and $88 billion as of March 31, 2021, with Wintrust’s assets then positioned at approximately the median.
National Holding Company Peer Group*
BankUnited, Inc.	First Citizens BancShares, Inc.	Valley National Bancorp
BOK Financial Corporation	First Horizon Corporation	Webster Financial Corporation
CIT Group Inc.	Hancock Whitney Corporation	Western Alliance Bancorporation
Comerica Incorporated	People’s United Financial, Inc.	Zions Bancorporation, N.A.
Cullen/Frost Bankers, Inc.	Synovus Financial Corp.
F.N.B. Corporation	Texas Capital Bancshares, Inc.
Midwestern Holding Company Peer Group
Associated Banc-Corp	First Midwest Bancorp, Inc.
Commerce Bancshares, Inc.	UMB Financial Corporation

*
The peer group used for purposes of 2022 compensation decisions was updated (as compared to the peer group used for 2021 compensation decisions) to eliminate IBERIABANK Corporation and TCF Financial Corporation and to add Western Alliance Bancorporation, based on the peer group selection criteria described above.

When making compensation decisions, the Committee reviews the compensation paid to our CEO and other NEOs relative to the compensation paid to similarly-situated executives, to the extent available, at our peer companies based on publicly available information reported in our peers’ proxy statements.

Benchmark Analysis
In December 2021, Meridian provided the Committee with background information regarding the Company’s compensation structure as compared to the peer group and market practices. Meridian provided the Committee with an analysis undertaken with respect to each of the NEO’s positions, including a comparison of target total compensation, target total direct compensation as well as each component of compensation (e.g., base salary, short-term incentives, long-term incentives, benefits) on a comparative basis with the Company’s peer group.
In addition, the Committee reviewed NEO compensation in the aggregate to that of our peer group. The Committee believes that reviewing compensation across both dimensions of their role and in aggregate provides the Committee with the most well-rounded view of the appropriateness of NEO compensation levels relative to peers.
Pay-for-Performance Analysis
Each year, Meridian conducts a pay-for-performance analysis which compares realized and realizable pay for the CEO as compared to the chief executive officers in our peer group. This analysis provides a retrospective look which evaluates the historical relationship between pay and performance, the effectiveness of the Company’s pay structures and performance goals and whether pay was aligned with performance. The 2021 study reviewed pay and performance over the prior three-year period (2019-2021) and found that the Company’s historical performance and the CEO’s actual pay results were aligned. The Committee intends to continue to monitor the effectiveness of the Company’s executive pay program and alignment of pay with performance.
2022 Compensation Elements and Decisions
This section describes the various elements of our 2022 compensation program for the NEOs and outlines why the Committee chose each element, how it’s determined and its impact on the Committee’s pay decisions.
Element	Key Characteristics	Why We Pay this Element	How We Determine the Amount	2022 Decisions
Base Salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Provide a base level of competitive cash compensation for executive talent.	Experience, job scope, market data, and individual performance.	Base salary increases were approved for the NEOs in 2022, ranging between 0.0% and 7.0%.
Annual Short-Term Incentive	Variable compensation component payable in cash or stock. Performance is 75% allocated to financial measures and 25% allocated to individual performance goals. Payment is capped at 150% of target.	Motivate and reward executives for performance on key operational, financial and individual objectives met during the course of the performance year.	Market practices and individual performance with actual payouts based on the extent to which performance goals are achieved.	Annual 2022 short-term incentive payouts ranged from 119.0% to 124.9% of target, based on a combination of Company and individual performance.

Element	Key Characteristics	Why We Pay this Element	How We Determine the Amount	2022 Decisions
Long-Term Incentives	Variable compensation component payable in performance-based restricted stock units and time-vested restricted stock units. Payments of performance-based awards are capped at 150% of target.	Align long-term interests of management and shareholders. Retain executive talent.	Market practices and performance, with performance-based cash (for awards granted prior to 2021) and restricted stock unit payouts based on performance.
The 2022 LTIP consisted of a mix of awards (60% performance based restricted stock units and 40% time-based restricted stock units). Vesting of the performance-based awards are determined after the 3-year performance period (2022-2024), with half of performance-based shares vesting based upon Adjusted EPS (as defined below) (30% of LTIP award) and half based upon relative total shareholder return (30% of LTIP award).
For a discussion of performance results and Committee decisions relative to the 2020-2022 LTIP performance period, please see “2022 LTIP Target and Grants” on page 46.

Perquisites and Other Personal Benefits	Compensation component to provide basic competitive benefits.	Provide a base level of competitive compensation for executive talent.	Periodic assessment of competitive offerings.	Private aviation usage allowance was approved for the CEO, with perquisites and other benefits ranging from approximately 2% to 3% of the total 2022 target compensation for each NEO.
Base Salary
The Company provides NEOs with base salaries to compensate them for services rendered during the fiscal year and reflect each NEO’s position, specific skills, tenure, experience, responsibility and performance. Annual base salary adjustments for NEOs for any given year are generally determined by the Committee at its meeting in January. Increases, if any, in base salary on a year-over-year basis are dependent on the Committee’s assessment of the Company’s and individual’s performance and data from Meridian regarding market competitive base salaries. The Committee has full discretion to set NEO salary at any level it deems appropriate. As part of this process, the Committee solicits the recommendations of Mr. Wehmer with respect to the NEOs (other than Mr. Wehmer and Mr. Murphy). The Committee also considers peer data provided by Meridian, internal pay equity and merit history in evaluating recommendations.

In 2022, the Committee made the following determinations relative to base salary. These base salary increases for 2022 averaged less than 3%.
Named Executive Officer	2021 Base Salary	2022 Base Salary
Edward J. Wehmer	$1,175,000	$1,175,000
David A. Dykstra	$820,000	$830,000
Richard B. Murphy	$620,000	$630,000
Timothy S. Crane	$570,000	$610,000
David L. Stoehr	$500,000	$520,000
Annual Short-Term Incentive
The Company’s performance-based annual short-term incentives are based on each NEO’s overall performance and the achievement of Company performance goals subject to the discretion and adjustment by the Committee. Annual short-term incentives are intended to provide officers across the Company with an opportunity to receive cash compensation (which may be paid in equity at the discretion of the Committee), based on consideration of the Company, subsidiary and individual performance goals. Performance-based incentives are a key component of our total compensation package because they reward our executives for pursuing objectives that the Committee believes are consistent with the overall goals and strategic direction that the Board has set for the Company.
NEO short-term incentive target opportunities are reviewed by the Committee annually to evaluate appropriateness to the current business cycle and competitiveness relative to the market. In determining the target annual short-term incentives, the Committee considers several factors, including:
•
market practices;

•
the target annual incentive set and achieved in recent years;

•
the desire to provide, as described above, a substantial portion of total compensation as performance-based; and

•
the relative importance and degree of difficulty of the short-term and long-term performance goals of the Company.

The Committee establishes target opportunities for each participant based on their role and competitive market data. The 2022 target opportunities for the NEOs did not change as compared to the 2021 target opportunities. Based on the Committee’s assessment of Corporate and individual performance, actual awards can vary from 0% to 150% of the target opportunities.
Named Executive Officer	Target (% of Base Salary)
Edward J. Wehmer	125%
David A. Dykstra	80%
Richard B. Murphy	80%
Timothy S. Crane	80%
David L. Stoehr	70%
Consistent with 2021, the 2022 target annual short-term incentive opportunity was allocated in the following manner based upon the executive’s role:
•
75% based on Company performance, associated with consolidated pre-tax net income; and

•
25% based on individual goals and objectives.

Based upon the weighting outlined above of the 75/25 allocation of the short-term incentive target, the table below reflects each NEO’s 2022 base salary and how their total incentive targets were allocated as a percentage of each NEO’s base salary.
Named Executive Officer	2022 Base Salary	2022 Total Short-Term Incentive Percentage at Target	Percentage Allocated to Company Performance	Percentage Allocated to Individual Objectives
Edward J. Wehmer	$1,175,000	125%	93.75%	31.25%
David A. Dykstra	$830,000	80%	60.00%	20.00%
Richard B. Murphy	$630,000	80%	60.00%	20.00%
Timothy S. Crane	$610,000	80%	60.00%	20.00%
David L. Stoehr	$520,000	70%	52.50%	17.50%
Development of Company Performance Objectives
The Committee considers a number of performance factors in determining short-term incentive awards, including key performance indicators such as net interest margin, net overhead ratio, loan, asset and deposit growth and credit quality, as well as qualitative factors including advances in the Company’s efforts to maintain a diverse and inclusive corporate culture, development of enterprise infrastructure that will support future growth, and continued business line diversification.
One of the key Company-level objectives for 2022 was to achieve consolidated pre-tax net income of $533.7 million, consistent with the Board-approved 2022 budget. The Committee used the following guidelines to set the high, target, low, and threshold portion of the annual short-term incentive award opportunity allocated to the Company-level objective:
Wintrust 2022 Consolidated Pre-Tax Net Income	Performance Measurement of Company- Level Annual Short-Term Incentive Award
Greater than $613.8 million	High
$533.7 million	Target
$480.4 million to $533.7 million	Low
$373.6 million to $480.4 million	Threshold
Development of Individual Performance Objectives
The individual performance objectives for the NEOs are developed through an iterative process between the Committee and management. Management develops an initial set of recommended objectives based upon the Board-approved business plan and business needs. The Committee reviews the proposed objectives and modifies them at its discretion, after considering whether the objectives are aligned with the Board’s strategic focus. The following objectives, among others including regulatory objectives, leadership development, and advancing diversity, were established for the NEOs in January, 2022:
Edward J. Wehmer
•
Improve year-over-year core performance of the enterprise reflected in various measures such as core loan, asset and deposit growth, net overhead ratio, performance on niche and core loans, earnings per share, stock price, shareholder return, and net income.

•
Continue to identify and acquire strategic assets, asset generation platforms and bank acquisitions to complement the Company’s strategic initiatives.

•
Maintain the appropriate organizational infrastructure to support both internal and external technology solutions enhancing the digital experience, expansion efforts, streamlining operations and expense management.

•
Oversee the continued response to the ongoing COVID-19 pandemic and proactively manage the short-term and long-term impact on the business.

•
Advance diversity and inclusion throughout the Wintrust enterprise; build a learning culture through professional development plans, mentorship and training resources; continue to advance recognition of Wintrust as an employer of choice in Chicagoland and southern Wisconsin.

•
Prepare and position next generation leaders throughout key roles; create learning events and promote exposure and development opportunities for key company leaders.

David A. Dykstra
•
Lead all market transactions and strategic acquisition activities. Execute acquisitions, structuring deals with appropriate investment returns and oversee integration.

•
Increase core earnings and net income through planned and profitable growth. Improve year-over-year performance in core loan, asset and deposit growth, net overhead ratio, performance on niche loans, earnings per share, stock price, and shareholder return.

•
Maintain cost effective, scalable and efficient internal operations.

•
Lead technology and information security strategy to enhance technological capability and effectively manage cyber security risk.

•
Maintain satisfactory ratings in bank safety and soundness exams and all areas of compliance. Oversee activities designed to achieve continued Community Reinvestment Act ratings of Outstanding (or minimum rating of Satisfactory) for all charters.

Richard B. Murphy
•
Oversee the Chief Credit Officer’s management of the core portfolio and non-performing assets at acceptable levels.

•
Direct cross-functional teams on effort to continue to enhance efficiencies and processes within the credit function.

•
Preserve exemplary credit quality through effective underwriting and disciplined loan management.

•
Provide leadership to mortgage, premium finance and niche lending businesses to optimize business outcomes and achieve projected financial results. Partner with leaders of lending businesses and credit function to enhance diversity of incoming personnel and emerging leaders.

•
Improve asset quality and improve management reporting on all loans.

Timothy S. Crane
•
Manage all banks to meet/exceed financial targets with a focus on driving core performance.

•
Achieve loan growth without credit loss outside acceptable ranges.

•
Oversee execution of the Deep Blue digital transformation project.

•
Focus on expansion and new branch openings, as well as actively managing the existing footprint.

•
Maintain an appropriate focus on enhancing customer relationships.

•
Oversee banks’ diversity initiatives relating to incoming personnel, development of emerging leaders and recruitment of community bank directors.

•
Manage individual bank regulatory results and achieve satisfactory exam outcomes.

David L. Stoehr
•
Proactively develop strategies to manage interest rate risk and improve earnings.

•
Provide effective analytics, metrics and reporting to measure strategic initiatives.

•
Maintain capital above policy thresholds and oversee and present completion of capital stress testing.

•
Continue to make progress on enhanced diversity of incoming personnel and emerging leaders. Collaborate with emerging leaders on professional development plans.

•
Oversee execution of five-year technology roadmap for Finance group.

Performance Results and Payouts
As noted above under “2022 Business Highlights,” the Committee considered the Company’s strong performance during a year of challenges including rapidly rising interest rates, reflecting the benefit of the skill and guidance provided by the Company’s executive leadership team.
Company Performance Results:   The Company’s consolidated pre-tax net income for the year ended December 31, 2022 was $700.6 million. In determining the actual annual short-term incentive for each NEO associated with the achievement of Company-level objectives, the Committee considered a number of factors, including the following achievements:
•
the Company achieved 131% of the consolidated pre-tax net income objective;

•
strong achievement measured against our key performance indicators, including net interest margin, net overhead ratio, loan, asset and deposit growth and credit quality;

•
enhanced focus on issues of diversity and inclusion within the Company’s workforce, including the conclusion of a 12-month advocate-protégé partnership program which paired select high-potential protégés with senior executive advocates. The protégé cohort included over 60% women and 35% leaders of color;

•
continued progress on diversification strategy via expanded lines of business; and

•
continued build out of enterprise infrastructure to support future success of the organization.

The Committee, taking into account the Company’s actual consolidated pre-tax net income performance along with all of the other above-referenced positive key performance indicators, determined to pay out the portion of annual short-term incentives associated with the Company-level results at 131% of target but also exercised discretion and adjusted the performance results downward to 125% because the Company historically has capped short-term incentive payouts at 125%. The Committee also took into account satisfaction of individual performance objectives. The Committee’s analysis ultimately resulted in short-term incentive payouts to NEOs ranging from 119.0% to 124.9%.
Individual Performance Objectives:   The Committee reviewed each executive’s performance relative to individual goals and determined that each of the NEOs achieved or exceeded all of their individual performance objectives.
Total Annual Short-Term Incentive Payout:   Consistent with the approach taken in prior years, the final determination of an NEO’s actual short-term incentive payment was based on the Committee’s holistic evaluation of Company and individual performance metrics including consolidated pre-tax net income, individual performance objectives, and discretionary factors. The Committee retains the discretion to determine the amount of any annual short-term incentive awarded to an NEO. The final determination of the Committee could result in no short-term incentive being paid or a short-term incentive amount above or below a strictly formulaic view of performance. Based on their analysis, the Committee approved the annual short-term incentive award for each NEO. The extent of achievement by Mr. Wehmer and the other NEOs relative to the accomplishment of the Company’s financial objectives was taken into account. Additionally, short-term incentives were informed by the Committee’s intention to ensure that total cash compensation was at an appropriate competitive position relative to the Company’s performance. The following table sets forth the total eligible annual short-term incentive amounts at target and annual short-term incentives actually paid to each of our NEOs under the 2022 NEO short-term incentive program.
Named Executive Officer	Total Annual Short-Term Incentive at Target	Total Annual Short-Term Incentive Paid	% Annual Short-Term Incentive Paid vs. Target
Edward J. Wehmer	$1,468,750	$1,835,000	124.9%
David A. Dykstra	$664,000	$800,000	120.5%
Richard B. Murphy	$504,000	$600,000	119.0%
Timothy S. Crane	$488,000	$600,000	123.0%
David L. Stoehr	$364,000	$434,000	119.2%
Our annual short-term incentive may be paid in cash and/or equity at the discretion of the Committee. With regard to 2022 performance, annual short-term incentives awarded by the Committee to the NEOs were paid in cash and are reported in the “Bonus” column in the 2022 Summary Compensation Table.
Long-Term Incentive Plan (LTIP)
The Committee believes that a substantial portion of each NEO’s compensation should be in the form of long-term incentive compensation in order to further align the interests of our NEOs and shareholders. The framework is also designed to:
•
provide a competitive compensation opportunity;

•
foster retention;

•
allow the Company to compete effectively for talent;

•
incorporate leading practices;

•
provide transparency;

•
support the Company’s long-term strategy and growth objectives;

•
align management’s long-term compensation with shareholder returns;

•
link pay and performance;

•
create a long-term focus based on sustainable results; and

•
promote long-term NEO stock ownership.

Award Mix
The Committee administers the LTIP and can determine on an annual basis the mix of awards included in the annual grant. Starting in 2021, and as awarded in 2022, the Committee modified its historical LTIP approach from a mix of cash and performance-based restricted stock units to a mix that consists of 100% equity, comprised of 60% performance-based restricted stock units and 40% time-based restricted stock units as indicated below:
Award Vehicle Mix	% of Award
Performance-Based Restricted Stock Units	60%
Time-Based Restricted Stock Units	40%
Performance-based restricted stock units and time-based restricted stock units are designed to promote pay for performance since the awards vest after three years and the performance-based stock awards vest based on the achievement of certain performance conditions. Performance-based awards under the LTIP are contingent upon the achievement of pre-established long-term goals set in advance by the Committee with results measured over a multi-year performance period (i.e., three years). Each year, the Committee sets three-year performance goals for the LTIP, which results in overlapping performance cycles. Performance-based awards are earned only at the end of the performance period based on the Company’s actual performance against pre-established goals certified by the Committee, subject to negative discretionary adjustments.

In 2022, the Committee selected the following award mix for the 2022-2024 LTIP performance cycle:
•
30% in performance-based restricted stock units, with vesting based on a measurement of earnings per share, as adjusted to exclude income taxes, acquisition-related charges, and the provision for credit losses with such amount being further reduced by actual net charge-offs of loans (“Adjusted EPS”), over the Performance Period.

•
30% in performance-based restricted stock units, with vesting based on the Company’s Total Shareholder Return (“Relative TSR”) over the Performance Period relative to the KBW Regional Bank Index “(KRX Index”).

•
40% in time-based restricted stock units with vesting three years from the grant date (i.e., cliff vest on the third anniversary of the grant date).

When it determined stock-based compensation LTIP awards for the 2022-2024 performance cycle in January, 2022, the Committee believed that the targets established for these performance metrics were reasonably achievable with strong executive management performance. Actual performance will be measured against the Adjusted EPS metric, with 50% vesting at the end of the performance cycle for achievement of threshold Adjusted EPS, 100% for achievement of target Adjusted EPS and 150% for achievement of maximum Adjusted EPS levels (with linear increase in the payout between performance levels). Adjusted EPS threshold, target and maximum performance measures have been designed to be challenging but achievable through strong management performance and successful execution of our operating plan. Relative TSR will measure our performance compared to the KRX Index with 50% vesting at the end of the performance cycle for achievement of the 25th percentile, 100% vesting for median percentile performance and 150% vesting for 75th percentile performance (with linear increase in the payout between performance levels). In 2022, the Committee also selected a time-based restricted stock unit award to comprise the remaining 40% of the overall LTIP award mix. The time-based restricted stock unit award has a three-year vesting period. The Committee believed that an element of the overall stock-based awards should have a time-based component to create a balance between risk and executive management’s long-term focus on the Company’s overall achievement over the three years reflected in the appreciation of the Company’s stock price.
2022 LTIP Target and Grants:   The Committee provided a 2022 LTIP grant for the performance period from January 1, 2022 through December 31, 2024, based on a target opportunity developed based on market practice and our desire to provide a significant portion of compensation in long-term equity-based incentives. Target award opportunities are defined as a percentage of base salary and summarized in the table below, with 60% of the grant value provided as performance-based restricted stock units and 40% of the grant value provided as time-based restricted stock units. The ultimate value of the performance-based awards will depend on the Company’s performance relative to three-year goals and, in the case of both the performance-based and the time-based restricted stock units, the Company’s stock price at vesting. Each NEO’s long-term incentive target percentage, as a percentage of base salary, is outlined below. These target percentages changed as compared to 2021 to better align with our peer group in delivering a higher percentage of performance-based incentive compensation.
Named Executive Officer	Target Percentage of Base Salary
Edward J. Wehmer	245%
David A. Dykstra	125%
Richard B. Murphy	125%
Timothy S. Crane	125%
David L. Stoehr	115%
Performance-Based Restricted Stock Unit Awards and Time-Based Restricted Stock Unit Awards:   The performance-based restricted stock unit awards (60% of incentive target opportunity) will each be measured and vest following the end of the performance period ending December 31, 2024, and time-based restricted stock unit awards (40% of target incentive opportunity) will vest three years from the date of the award. The threshold, target and maximum award opportunities for each NEO for the performance-based restricted stock unit awards, and the number of time-based restricted stock units awarded to each NEO, are set forth in the following two tables:
Performance-Based Restricted Stock Unit Awards
Named Executive Officer	Number of shares: Maximum Performance	Number of shares: Target Performance	Number of shares: Threshold Performance
Edward J. Wehmer	26,625	17,750	8,875
David A. Dykstra	9,480	6,320	3,160
Richard B. Murphy	7,167	4,778	2,389
Timothy S. Crane	6,588	4,392	2,196
David L. Stoehr	5,316	3,544	1,772
Time-Based Restricted Stock Unit Awards
Named Executive Officer	Number of Time-Based shares:
Edward J. Wehmer	11,834
David A. Dykstra	4,213
Richard B. Murphy	3,186
Timothy S. Crane	2,929
David L. Stoehr	2,363
2020-2022 LTIP Results and Payment:   The 2020-2022 LTIP was 100% performance based and consisted of a mix of awards, comprised of 50% performance-based cash awards and 50% performance-based restricted stock unit awards. The Committee determined for this performance cycle to use cumulative earnings per share as the performance measure, adjusted for acquisition-related costs, tax benefits associated with stock-based compensation and the change in the corporate tax rate (collectively, “Cumulative Adjusted EPS”). The following chart outlines the performance award matrix adopted in conjunction with the 2020-2022 LTIP for the performance-based cash and performance-based restricted stock unit awards:
	Cumulative Adjusted EPS over 3 year Performance Period		Payout % of Target Award
Maximum		$23.69	150%
Target		$21.59	100%
Threshold		$19.61	50%
<Threshold	<$	19.61	0%
The Company’s Cumulative Adjusted EPS over the 2020-2022 performance period was $22.25. Based on this level of achievement, the Committee certified a payout equal to 115% of target which was paid and vested on March 3, 2023 as set forth in the following table.
Named Executive Officer	Cash Payment	Value of Performance Based Restricted Stock Unit Settlement(1)	Total Value Delivered
Edward J. Wehmer	$1,454,750	$2,061,841	$3,516,591
David A. Dykstra	$395,887	$561,090	$956,977
Richard B. Murphy	$293,250	$415,548	$708,798
Timothy S. Crane	$239,487	$339,416	$578,903
David L. Stoehr	$211,312	$299,532	$510,844

(1)
The NEOs received shares as follows: Mr. Wehmer 22,695; Mr. Dykstra 6,176; Mr. Murphy 4,574; Mr. Crane 3,736; and Mr. Stoehr 3,297. The value ascribed in the table above was derived based on the $90.85 fair market value of a share Common Stock on March 3, 2023, the date these awards were settled.

Perquisites and Other Benefits
Our NEOs receive modest perquisites provided by or paid for by the Company that the Committee believes are reasonable, competitive and consistent with the Company’s overall compensation philosophy. In 2022, these perquisites included: private aviation usage allowance, car allowances or Company-owned automobiles; club dues; and life insurance. Our NEOs were also eligible for a 401(k) employer matching contribution on the same terms as all other employees of the Company.
The Committee reviews the perquisites provided to its NEOs on a regular basis to evaluate whether they continue to be appropriate in light of the Committee’s overall goal of designing a competitive compensation program for NEOs that is aligned with the interests of our shareholders. Attributed costs of the personal benefits described above for the NEOs for the fiscal year ended December 31, 2022 are included in column (i) of the “2022 Summary Compensation Table.”
Post-Termination Compensation
We have entered into employment agreements with each of our NEOs that provide for post-termination compensation. These agreements provide for payments and other benefits if the NEO’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Constructive Termination,” as these terms are defined in the employment agreements. Additionally, the employment agreements provide for the payment of enhanced severance benefits if the NEO’s employment is terminated within eighteen months of a “Change-in-Control” (as defined in the agreements). Additional information regarding the employment agreements, including a definition of key terms and a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2022, is found under the heading “Potential Payments upon Termination or Change in Control” on page 56 of this Proxy Statement. In addition, please see the section “CEO Transition” below for a discussion of the compensation arrangements entered into in connection with the 2023 CEO transition.
The Committee believes that these employment arrangements are an important part of overall compensation for our NEOs and will help to secure the continued employment and dedication of our NEOs, prior to or following a change in control, notwithstanding any concern that they might have at such time regarding their own continued employment. These agreements also contain restrictive covenants, including non-compete and non-solicitation provisions, which protect the Company’s interests in its client and employee relationships. The Committee also believes that these agreements are important as a recruitment and retention device, as nearly all of the companies with which we compete for executive talent have similar agreements in place for their senior employees.
Additional Information Regarding Compensation Policies
We have additional compensation policies that support our practices. These policies serve to further illustrate and provide context around our approaches to compensation.
Clawback Policy.   Our clawback policy provides that the Company may recover any payment or equity awards made to a current or former executive officer, if the payment was predicated upon achieving certain financial results that were subsequently the subject of a material negative restatement caused by the intentional misconduct of the executive officer. In such event, the Company may recover the amount by which any annual or long-term payments or awards made or granted exceeded what would have been awarded or granted based on restated financials. In addition, the Company may recover any profits realized on the sales of securities received by such executive officer pursuant to such awards. The Company is in the process of reviewing our clawback policy and will modify the policy as necessary to reflect the final Nasdaq listing rules adopted to implement the compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.
In addition, the clawback provision of the Sarbanes-Oxley Act of 2002 also applies to Messrs. Wehmer and Stoehr. This provision provides that if the Company is required to restate its financial statements as a result of misconduct, Mr. Wehmer and Mr. Stoehr are required to reimburse the Company for short-term incentives or other incentive-based or equity-based compensation and profits realized in the 12 months after the financial information was first publicly issued or filed with the SEC.
Policy Regarding Excessive or Luxury Expenditures.   Our Board adopted a policy designed to eliminate or prevent any excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services. A copy of this policy is available on our website, www.wintrust.com.
Tax Gross-Up Provisions.   Effective May 20, 2009, the Company adopted a policy that it will not enter into any new or materially amended agreements with NEOs that include any excise tax gross-up provisions with respect to payments contingent upon a change in control. In connection with the CEO transition, Mr. Wehmer’s employment agreement was amended to eliminate Mr. Wehmer’s contractual right to an excise tax gross-up with respect to change in control payments.
Prohibition on Hedging and Short Selling.   The Company’s employees, including its executive officers and Directors, are prohibited from engaging in short selling of the Common Stock or engaging in hedging or offsetting transactions regarding the Common Stock.
Prohibition on Pledging Stock.   In April 2013, the Company adopted a policy prohibiting executive officers and Directors from pledging any of the Company’s securities.
Stock Ownership Guidelines.   The Company has adopted stock ownership guidelines for our executive officers as part of our commitment to corporate governance and to strengthen the alignment of interests between our executive officers and shareholders. Under the guidelines, our CEO and other NEOs are expected to accumulate shares of Common Stock to meet the applicable ownership level within five years of their election or appointment.
For purposes of the guidelines, “shares” include shares owned by the executive or the executive’s immediate family members residing in the same household, including shares held in the Company’s 401(k) plan or employee stock purchase plan, shares held in trust for the benefit of the executive or the executive’s family, shares obtained through stock option exercises, deferred shares, shares of restricted stock and restricted stock units granted under the Company’s equity plans.
Title	Guideline
Chief Executive Officer	6 times base salary
Vice Chairman, Chief Operating Officer, Vice Chairman, Chief Lending Officer, and President	3 times base salary
Other Named Executive Officers	1 times base salary
The Committee reviews an executive’s progress toward achieving the applicable guideline. An executive’s progress toward the applicable ownership guideline is expected to be approximately 20% per year. If the Committee determines that an executive has not demonstrated sufficient progress toward compliance with the applicable guideline, it may take appropriate action. The Committee determined that each of these executives met this requirement as of December 31, 2022.
Compensation Process and Roles
Role of Management.   The Committee made all 2022 compensation decisions for our NEOs. Mr. Wehmer annually reviews the performance of each of the Company’s and its subsidiaries’ officers (other than Mr. Wehmer whose performance is reviewed by the Committee and Mr. Murphy whose performance is reviewed by the Committee due to the fact that he is married to the sister of Mr. Wehmer’s wife). The conclusions reached and the compensation recommendations based on these reviews, including with respect to salary adjustments and incentive award amounts, were presented to the Committee. The Committee exercised its discretion in modifying any recommended adjustment or award.
Committee Process.   During 2022, the Committee reviewed both the Company’s compensation philosophy and the actual compensation being paid by the Company. The Committee met, including in executive sessions without any members of management present, to discuss, evaluate and set executive officer compensation. In setting compensation for each of the NEOs, the Committee focused on the total compensation received by each NEO, as well as the allocation of each element of compensation in relation to those provided by the peer companies identified above. The Committee acted pursuant to a written charter that had been approved by our Board.
Compensation Consultant.   The Committee has the sole authority to retain and dismiss its own outside compensation consultants and any other advisors it deems necessary. The role of a compensation consultant is to assist the Committee in analyzing executive compensation packages and to provide the Committee with information regarding market compensation levels, general compensation trends and best practices. The consultant also provides advice regarding the competitiveness of specific pay decisions and actions for the NEOs, as well as the appropriateness of the design of the Company’s executive compensation program. In 2021 and 2022, the Committee engaged Meridian to advise it on executive compensation-related issues, conduct benchmarking and pay-for-performance analyses and to provide advice relating to establishing bonus opportunities and target incentives for 2022. In addition, Meridian provided guidance on leading practices on compensation. Meridian attended meetings of the Committee, including executive sessions, upon invitation. Meridian did not provide any other services to the Company. The Committee has assessed the independence of Meridian pursuant to the rules of the SEC and concluded that Meridian’s work for the Committee does not raise any conflicts of interest.
CEO Transition
On January 26, 2023, the Board appointed Timothy S. Crane, currently the Company’s President, as Chief Executive Officer of the Company, effective May 1, 2023 (the “Effective Date”). Also on January 26, 2023, the Board appointed Mr. Crane as a director of the Company, effective immediately. Mr. Crane will succeed Mr. Wehmer, who will resign as Chief Executive Officer of the Company and assume the position of Executive Chairman of the Board as of the Effective Date. Mr. Wehmer has also agreed to serve as Founder and Senior Advisor from the Effective Date through December 31, 2026, as further described below.
The CEO transition announcement followed the Board’s completion of a lengthy and comprehensive succession planning process, during which the Board and its committees, in particular the Compensation Committee, were advised by external legal advisors as well as Meridian. In negotiating the terms of continued employment with Mr. Crane for recommendation to the Board, the Compensation Committee considered benchmark data provided by Meridian, as well as Mr. Crane’s unique qualifications for the CEO role.
2023 Compensation Changes for Mr. Crane
The Compensation Committee approved certain changes to Mr. Crane’s compensation for 2023 as compared to 2022 to reflect his new position. Specifically, the Committee approved increases in Mr. Crane’s (i) annual base salary from $610,000 to $1,000,000, (ii) target award under the Company’s STIP from 80% of his annual base salary to 125% of his annual base salary (resulting in a 2023 STIP target of $1,250,000), and (iii) target LTIP award from 125% of his annual base salary to 275% of his annual base salary (resulting in a 2023 LTIP target of $2,750,000).
Amendment and Restated Employment Agreement with Mr. Crane
In connection with this transition, the Company and Mr. Crane entered into an Amended and Restated Employment Agreement, dated as of January 26, 2023 (the “Crane Agreement”), which is largely based on his existing employment agreement, but updated to reflect his new position, other administrative changes, and an increase to the severance multiple applicable to his severance benefits. Pursuant to the Crane Agreement, if the Company terminates Mr. Crane’s employment without cause or due to his permanent disability, or Mr. Crane’s employment terminates due to his death or a constructive termination, then Mr. Crane will generally be entitled to the following severance benefits (in addition to certain accrued benefits): (i) three (3) times (increased from two (2) times) the sum of (A) Mr. Crane’s base annual salary in effect at the time of Mr. Crane’s termination, death or permanent disability plus (B) an amount equal to Mr. Crane’s target cash bonus for the year in which Mr. Crane’s termination, death or permanent disability occurs and Mr. Crane’s target stock bonus for the year in which Mr. Crane’s termination, death or permanent disability occurs. Such amount shall be paid to Mr. Crane ratably over a 36-month period beginning on the first payroll period following such termination and on each payroll period thereafter during the 36-month period (or in the case of a termination of employment without cause or constructive termination that occurs within 18 months following a change in control or in the case of his death, in a lump sum within

30 days following the termination date), generally reduced by any other income earned by Mr. Crane during such 36-month period to an amount no less than $8,333.34 monthly; and (ii) other than in the case of Mr. Crane’s death, continued coverage at the Company’s expense under the Company’s group health insurance plan for employees in which Mr. Crane was participating immediately prior to the termination (to be discontinued in the case of a termination without cause or a constructive termination if Mr. Crane becomes earlier entitled to coverage under another group health insurance plan or benefits under Medicare). Such severance benefits are subject to Mr. Crane’s execution and non-revocation of a release of claims in favor of the Company (other than in the case of Mr. Crane’s death) and, with respect to cash amounts, are reduced (i) generally by any other income earned by Mr. Crane during such 36-month period and (ii) to the extent payable in connection with Mr. Crane’s termination of employment due to his death or permanent disability, by amounts paid under the Company’s life insurance and long-term disability benefit plans, respectively (but will not be reduced to less than $8,333.34 monthly, except for in connection with a termination due to Mr. Crane’s death).
Amended and Restated Employment Agreement with Mr. Wehmer
In negotiating the terms of continued employment and engagement with Mr. Wehmer for recommendation to the Board, the Compensation Committee took into account factors including the need to provide for a smooth and orderly leadership transition, and valuable continuity, that would benefit all of the Company’s stakeholders. The Compensation Committee considered it essential to provide for Mr. Wehmer’s continued engagement during a transition period that extends through December 31, 2026, given Mr. Wehmer’s unique role as the Founder of Wintrust, which during Mr. Wehmer’s tenure of over 30 years grew from one bank location with 12 employees and zero assets to a diversified banking and financial services enterprise with approximately 5,200 employees, over 170 banking locations and $52 billion in assets, representing an unprecedented success story that would not have taken place absent Mr. Wehmer’s extraordinary leadership. The Compensation Committee also took into account benchmarking data provided by Meridian, as well as existing contractual obligations to Mr. Wehmer.
The Company and Mr. Wehmer entered into an Amended and Restated Employment Agreement, dated as of January 26, 2023 (the “Wehmer Agreement”). The Wehmer Agreement provides that, as of the Effective Date, Mr. Wehmer will assume the position of Executive Chairman of the Board and will cease his service as Chief Executive Officer of the Company. Mr. Wehmer’s employment as Executive Chairman will continue until May 23, 2024, after which Mr. Wehmer will continue the position of Founder and Senior Advisor of the Company until December 31, 2026 or any later date agreed to between the parties by mutual written consent (the “Employment Period”), subject to earlier termination by either party. During the Employment Period, Mr. Wehmer’s initial annual base salary will be $450,000, and he will continue to be eligible for the perquisites to which he was entitled as CEO of the Company. However, he will not be eligible to participate in the STIP or the LTIP or any successor plan, other than with respect to a pro-rated payment of his 2023 award under the STIP for the period beginning January 1, 2023 and ending April 30, 2023.
Under the Wehmer Agreement, Mr. Wehmer will receive a one-time cash award of $12,000,000 (the “Transition Award”), payable in equal monthly installments over the 36-month period commencing on the Effective Date (subject to delayed payment to the extent required by tax law) and generally subject to Mr. Wehmer’s continued employment through each applicable payment date. However, if the Company terminates Mr. Wehmer’s employment without cause or due to his permanent disability, or Mr. Wehmer’s employment terminates due to his death or a constructive termination, then Mr. Wehmer will receive the unpaid portion of the Transition Award, payable in installments in accordance with its original payment schedule (or in the case of his death, within 30 days thereafter), and the pro-rated payment of his 2023 award under the STIP to the extent unpaid. The continued payment of the Transition Award following Mr. Wehmer’s qualifying termination is subject to Mr. Wehmer’s continued compliance with ongoing obligations under the Wehmer Agreement. In addition, the Wehmer Agreement provides that Mr. Wehmer’s transition to Executive Chairman will not constitute a constructive termination for purposes of the Wehmer Agreement.

2022 Summary Compensation Table
The following table summarizes compensation awarded to, earned by or paid to our NEOs for 2022, 2021, and 2020. The section of this Proxy Statement entitled “Compensation Discussion & Analysis” describes in greater detail the information reported in this table and the objectives and factors considered in setting NEO compensation.
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(4) (i)	Total ($) (j)
Edward J. Wehmer Founder & Chief Executive Officer	2022	1,175,000	1,835,000	2,878,750	—	1,454,750	—	198,589	7,542,089
	2021	1,172,596	3,382,462	2,530,000	—	—	—	55,254	7,140,312
	2020	1,150,000	3,237,825	1,265,000	—	—	—	49,423	5,702,248
David A. Dykstra Vice Chairman, Chief Operating Officer	2022	829,000	800,000	1,025,000	—	395,887	—	48,168	3,098,055
	2021	819,039	1,210,160	688,500	—	—	—	45,646	2,763,345
	2020	810,000	1,054,050	344,250	—	—	—	42,720	2,251,020
Richard B. Murphy Vice Chairman, Chief Lending Officer	2022	629,000	600,000	775,000	—	293,250	—	52,844	2,350,094
	2021	619,039	884,285	518,500	—	—	—	39,025	2,060,849
	2020	609,038	782,725	255,000	—	—	—	36,043	1,682,806
Timothy S. Crane, President	2022	606,000	600,000	712,500	—	239,487	—	28,547	2,186,534
	2021	568,077	836,333	467,500	—	—	—	25,200	1,897,110
	2020	544,231	683,075	208,250	—	—	—	24,749	1,460,305
David L. Stoehr Executive Vice President & Chief Financial Officer	2022	518,000	434,000	575,000	—	211,312	—	28,674	1,766,986
	2021	499,519	643,813	371,250	—	—	—	29,237	1,543,819
	2020	494,519	587,250	183,750	—	—	—	29,147	1,294,666
(1)
The amounts shown in this column for 2022 consists of, for each of the NEOs, the annual cash bonus paid in 2023 with respect to 2022 performance.

(2)
The amounts shown in this column for 2022 represent performance-based restricted stock unit and time-based restricted stock unit awards granted under the Company’s LTIP. The 2022 target LTIP awards for each NEO increased compared to 2021. These awards are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”) and, in the case of performance-based restricted stock units, are reported based on the probable achievement of the performance-based vesting conditions at the time of grant. The grant date fair value of the awards represents the average of the high and low sale prices of the Common Stock on the date of grant, as reported by Nasdaq, multiplied by the number of shares subject to the award at target level. Under the LTIP, if the highest achievement level is attained for the 2022 performance-based restricted stock unit awards, the maximum grant date fair value for the performance-based and time-based awards is as follows: Mr. Wehmer $3,742,375; Mr. Dykstra $1,332,500; Mr. Murphy $1,007,500; Mr. Crane $926,250; and Mr. Stoehr $747,500. See Note 18 to the Audited Financial Statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating these amounts.

(3)
Amounts reported for 2022 represent the cash portion of the 2020-2022 LTIP payment made in 2023.

(4)
Amounts in this column include the value of all other compensation paid to or received by the NEOs in 2022. Please see the “All Other Compensation” table below for further information regarding these amounts. Perquisites are valued at actual amounts paid for such perquisites and other compensation. Private Aviation Usage was based on the total expense of private air travel based on the amount paid directly to the third-party vendor. Corporate Automobile Usage for Messrs. Wehmer, Dykstra and Murphy is calculated based on the IRS Annual Lease Value Table. Corporate Automobile Usage for Messrs. Crane and Stoehr is a cash automobile allowance.

All Other Compensation
Named Executive Officer	Private Aviation Usage ($)	Company- Sponsored Award Trip ($)	Corporate Automobile Usage ($)	Club Memberships Not Exclusively For Business Use ($)	Life Insurance Premiums ($)	401(k) Plan Matching Contribution ($)	Total ($)
Edward J. Wehmer	153,560	—	6,699	10,772	22,558	5,000	198,589
David A. Dykstra	—	—	31,204	—	11,964	5,000	48,168
Richard B. Murphy	—	21,055	8,120	6,460	12,209	5,000	52,844
Timothy S. Crane	—	—	12,000	2,438	9,109	5,000	28,547
David L. Stoehr	—	—	12,000	—	11,674	5,000	28,674
2022 Grants of Plan-Based Awards Table
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(3) ($/Sh) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Edward J. Wehmer	1/27/2022	—	—	—	—	—	—	11,834	—	—	1,151,500
	1/27/2022	—	—	—	8,875	17,750	26,625	—	—	—	1,727,250
David A. Dykstra	1/27/2022	—	—	—	—	—	—	4,213	—	—	410,000
	1/27/2022	—	—	—	3,160	6,320	9,480	—	—	—	615,000
Richard B. Murphy	1/27/2022	—	—	—	—	—	—	3,186	—	—	310,000
	1/27/2022	—	—	—	2,389	4,778	7,167	—	—	—	465,000
Timothy S. Crane	1/27/2022	—	—	—	—	—	—	2,929	—	—	285,000
	1/27/2022	—	—	—	2,196	4,392	6,588	—	—	—	427,500
David L. Stoehr	1/27/2022	—	—	—	—	—	—	2,363	—	—	230,000
	1/27/2022	—	—	—	1,772	3,544	5,316	—	—	—	345,000
(1)
The amounts in this column represent performance-based restricted stock unit awards granted to the NEOs pursuant to the 2022 LTIP and granted under the Wintrust Financial Corporation 2015 Stock Incentive Plan (the “2015 Plan”) that will be earned at the end of the performance period ending December 31, 2024 based on the Company’s achievement of performance objectives relating to the Company’s Adjusted EPS and Relative TSR. Subject to certain qualifying termination events, the participant is required to be employed on the award settlement date in order to vest in the award.

(2)
The amounts in this column represent time-based restricted stock unit awards granted to the NEOs pursuant to the 2022 LTIP and granted under the 2015 Plan that will be earned at the end of the vesting period ending January 27, 2025. Subject to certain qualifying termination events, the participant is required to be employed on the award settlement date in order to vest in the award.

(3)
The amounts in this column are valued based on the grant date fair value of the award calculated in accordance with FASB ASC Topic 718 based on the probable outcome of the applicable performance conditions. See Note 2 to the 2022 Summary Compensation Table for a discussion of the relevant assumptions used in calculating the grant date fair value.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table
As of December 31, 2022, each of our current NEOs was subject to an employment agreement with the Company. The initial terms under the employment agreements of Messrs. Wehmer, Dykstra, Murphy and Crane expired in 2011 and the initial term of Mr. Stoehr’s employment agreement expired in 2009. However, each NEO’s agreement automatically renews for successive three-year terms, in the case of Messrs. Wehmer, Dykstra and Murphy, and one-year terms in the case of Messrs. Stoehr and Crane, unless either the NEO or the Company provides notice of non-renewal at least 60 days prior to the expiration of the then-current term. If a change in control occurs, the then-current term of each NEO’s employment agreement automatically extends for two years from the date of the change in control. If the term is extended due to a change in control, such extension will be further extended automatically for successive three-year terms, in the case of Messrs. Wehmer, Dykstra and Murphy, and one-year terms in the case of Messrs. Stoehr and Crane, unless either the NEO or the Company provides notice of non-renewal at least 60 days prior to the expiration of the then-current term.
In the case of Messrs. Wehmer and Crane, the above-referenced employment agreements, that were in effect as of December 31, 2022, were modified by the terms of their respective amended and restated employment agreements dated as of January 26, 2023, which were executed in connection with the planned transition of the CEO role from Mr. Wehmer to Mr. Crane, effective May 1, 2023, as discussed above.

2022 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information for each NEO with respect to each award of restricted stock units that has not vested and remained outstanding at December 31, 2022. The market value as of December 31, 2022 has been calculated using the closing price of the Company’s Common Stock on December 30, 2022 of $84.52, as reported on Nasdaq. As of December 31, 2022, none of our NEOs held any outstanding stock options.
	Options Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Edward J. Wehmer	—	—	—	—	—	22,695(2)	2,061,841	—	—
	—	—	—	—	—	16,122(3)	1,362,631	24,182(5)	2,043,863
	—	—	—	—	—	11,834(4)	1,000,210	17,750(6)	1,500,230
David A. Dykstra	—	—	—	—	—	6,176(2)	561,090	—	—
	—	—	—	—	—	4,387(3)	370,789	6,580(5)	556,142
	—	—	—	—	—	4,213(4)	356,083	6,320(6)	534,166
Richard B. Murphy	—	—	—	—	—	4,574(2)	415,548	—	—
	—	—	—	—	—	3,304(3)	279,254	4,956(5)	418,881
	—	—	—	—	—	3,186(4)	269,281	4,778(6)	403,837
Timothy S. Crane	—	—	—	—	—	3,736(2)	339,416	—	—
	—	—	—	—	—	2,979(3)	251,785	4,468(5)	377,635
	—	—	—	—	—	2,929(4)	247,559	4,392(6)	371,212
David L. Stoehr	—	—	—	—	—	3,297(2)	299,532	—	—
	—	—	—	—	—	2,365(3)	199,890	3,548(5)	299,877
	—	—	—	—	—	2,363(4)	199,721	3,544(6)	299,539
(1)
The amounts in this column represent restricted stock unit awards that remained subject to performance-based vesting conditions as of December 31, 2022.

(2)
Represents awards that vested and were settled on March 3, 2023, based on performance during the period from January 1, 2020 through December 31, 2022. The awards are reported at the actual vesting level, which was determined based on the Company’s achievement of Cumulative Adjusted EPS over the three year performance cycle.

(3)
Represents time-based restricted stock unit awards that will vest on January 28, 2024.

(4)
Represents time-based restricted stock unit awards that will vest on January 27, 2025.

(5)
Represents performance-based restricted stock unit awards that will be earned at the end of the January 1, 2021 through December 31, 2023 performance period based on the Company’s achievement of performance objectives relating to the Company’s Adjusted EPS and Relative TSR. These restricted stock unit awards are reported in this table assuming target achievement.

(6)
Represents performance-based restricted stock unit awards that will be earned at the end of the January 1, 2022 through December 31, 2024 performance period based on the Company’s achievement of performance objectives relating to the Company’s Adjusted EPS and Relative TSR. These restricted stock unit awards are reported in this table assuming target achievement.

2022 Option Exercises and Stock Vested Table
The following table sets forth information for each NEO with respect to the exercise of options during 2022, and the value realized upon such exercise or vesting. No stock awards held by the NEOs vested during 2022.
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Edward J. Wehmer	—	—	—	—
David A. Dykstra	—	—	—	—
Richard B. Murphy	3,778	202,066	—	—
Timothy S. Crane	8,046	461,243	—	—
David L. Stoehr	—	—	—	—

(1)
The value realized on the exercise of stock options represents the difference between the option exercise price and the sales price of the Common Stock on the date of exercise, multiplied by the number of shares of the Common Stock acquired upon exercise.

2022 Nonqualified Deferred Compensation Table
Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
Edward J. Wehmer	—	—	(479,206)(1)	—	8,205,469(2)
David A. Dykstra	—	—	(197,263)(1)	—	3,377,752(3)
Richard B. Murphy	—	—	—	—	—
Timothy S. Crane	—	—	—	—	—
David L. Stoehr	—	—	—	—	—

(1)
The amounts reported in the column entitled “Aggregate Earnings in Last Fiscal Year” represent the change in the value of the shares subject to the deferred LTIP and restricted stock unit awards from December 31, 2021 to December 31, 2022.

(2)
This amount represents the value of Mr. Wehmer’s deferred LTIP awards settled in 2016, 2017, 2018, and 2019 and his restricted stock unit awards which have vested but are not issuable until the earlier to occur of (i) the executive’s termination of employment and (ii) the time at which the award is no longer subject to the deduction limits under Section 162(m) of the Internal Revenue Code (the “Code”).

(3)
This amount represents the value of Mr. Dykstra’s restricted stock unit awards which have vested but are not issuable until the earlier to occur of  (i) the executive’s termination of employment and (ii) the time at which the award is no longer subject to the deduction limits under Section 162(m) of the Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As noted under “Compensation Discussion & Analysis — Post-Termination Compensation” on page 48 of this Proxy Statement, we have entered into employment agreements with each of our NEOs that provide for payments in connection with such NEO’s termination, whether in connection with a change in control or otherwise. The benefits to be provided to the current NEOs under the employment agreements upon various termination situations are described below, including a summary of payments that would have been required had a termination taken place on December 31, 2022.
In the case of Messrs. Wehmer and Crane, the employment agreements that were in effect as of December 31, 2022 were modified by the terms of their respective amended and restated employment agreements dated as of January 26, 2023, which were executed in connection with the planned transition of the CEO role from Mr. Wehmer to Mr. Crane, effective May 1, 2023. Additional information regarding the planned CEO transition, including the terms of their amended and restated employment agreements that would impact the benefits to be provided to Messrs. Wehmer and Crane upon various termination situations after May 1, 2023, is found under the heading “CEO Transition” on page 50 of this Proxy Statement. The summary below describes the severance and benefits that Messrs. Wehmer and Crane would receive assuming a termination of employment on December 31, 2022 in accordance with the agreements that were in effect as of such date.
Payments Made upon Termination
The NEO’s rights upon a termination of his employment depend upon the circumstances of the termination. Central to an understanding of the rights of each NEO under the employment agreements is an understanding of the definitions of  ‘Cause’ and ‘Constructive Termination’ that are used in those agreements. For purposes of the employment agreements:
•
We have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including refusing to perform duties consistent with the scope and nature of his position, committing an act of gross negligence or willful misconduct resulting in or potentially resulting in economic loss or damage to the Company’s reputation, conviction of a felony or other actions specified in the definition.

•
The NEO is said to have been Constructively Terminated (and thereby gains access to the benefits described below) if we (i) materially reduce the NEO’s duties and responsibilities, or (ii) reduce the NEO’s adjusted total compensation (as defined in the agreements) to an amount less than (x) 75% of his adjusted total compensation for the prior 12 months or (y) 75% of his adjusted total compensation for the 12 months preceding the date of such NEO’s employment agreement, whichever is greater. In addition, in the case of Messrs. Wehmer, Dykstra and Murphy, the NEO is said to have been Constructively Terminated if we reduce, or assign such NEO duties substantively inconsistent with, his position, authority, duties or responsibilities, including reductions occurring solely as a result of the Company ceasing to be a publicly traded entity or becoming a wholly owned subsidiary of another entity.

The employment agreements require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release in which he waives all claims that he might have against us and certain associated individuals and entities. The employment agreements also include non-compete and non-solicit provisions and confidentiality provisions that would apply for three years following the termination of employment or, in the case of Mr. Crane, for two years.
Payment Obligations for Termination with Cause
If an NEO is terminated for Cause, he is entitled to receive amounts earned during the terms of employment. Such amounts include:
•
unpaid base salary through the date of termination;

•
accrued but unused vacation or paid leave; and

•
reimbursements.

Payment Obligations Upon Death or Permanent Disability
In the event of death or permanent disability of an NEO, in addition to the items above:
•
Messrs. Wehmer, Dykstra, Murphy and Stoehr will be entitled to a payment equal to three times the sum of his base salary in effect at the time of his death or disability and the target cash and stock bonus awards granted to such NEO in the year of his death or disability. Mr. Crane will be entitled to a payment equal to two times the sum of his base salary in effect at the time of his death or disability and the annual incentive compensation award (not including any equity-based award or cash award with a vesting period of greater than one year) paid to Mr. Crane during the 12-month period prior to his termination. Such payments will be made (i) in the case of death, in a lump sum within 30 days of the NEO’s death or (ii) in the case of permanent disability, ratably over 36 months (24 months for Mr. Crane), with any such payment benefit reduced by the proceeds from any life or disability insurance policies maintained by the Company. For Mr. Crane, such payment benefit will be reduced by the amount of any income earned by Mr. Crane during the 24-month period; provided, however, that such amount paid to Mr. Crane shall not be less than $8,333.34 per month.
•
Each NEO will immediately vest in all time-based outstanding awards which are not performance awards under the Company’s incentive plans. Performance awards will be prorated based on actual performance and number of full months during the performance period.

Additionally, in the event of termination due to permanent disability:
•
Messrs. Dykstra and Murphy will continue to receive health insurance, including for qualified dependents, either under the then current Company plan or under an independent policy having similar coverage to that maintained by the Company, until the earlier of  (i) the date he becomes eligible for any comparable medical, dental, or vision coverage provided by any other employer or (ii) the date he becomes eligible for Medicare benefits; and

•
Messrs. Stoehr and Crane will continue to receive health insurance, including for qualified dependents, under the then current Company plan until the end of the 36-month period for Mr. Stoehr and the 24-month period for Mr. Crane over which the severance payments described in the first bullet point of this subsection are made.

Payment Obligations for Constructive Termination or Termination Without Cause
In the event of constructive termination or termination without cause of an NEO, such NEO is entitled to the items listed above under “Payment Obligations for Termination with Cause” and “Payment Obligations Upon Death or Permanent Disability,” except that:
•
the payment described in the first bullet point under “Payment Obligations Upon Death or Permanent Disability” will not be made in a lump sum, but rather be made ratably over the 36-month period for Messrs. Wehmer, Dykstra, Murphy and Stoehr and over the 24-month period for Mr. Crane;

•
outstanding option awards under the Company’s incentive plans will remain exercisable until the earlier of  (i) three months or (ii) the life of the award;

•
Messrs. Dykstra and Murphy and their respective dependents will be entitled to continued health benefits until the earliest of  (i) the date he becomes eligible for another group health insurance plan with no pre-existing condition limitation or exclusion or (ii) the date he becomes eligible for Medicare benefits;

•
Messrs. Stoehr and Crane and their respective dependents will be entitled to continued health benefits until the earliest of  (i) the date he becomes eligible for another group health insurance plan with no pre-existing condition limitation or exclusion, (ii) the expiration of the maximum coverage period under COBRA or (iii) the date he becomes eligible for Medicare benefits; and

•
in conjunction with a Termination Without Cause, the outstanding time-based restricted stock unit awards under the Company’s incentive plan will not immediately vest.

Payment Obligations for Termination Without Cause or Constructive Termination Following a Change in Control
In the event of the constructive termination or termination without cause of an NEO within eighteen months of a change in control, which is defined below, such NEO shall be entitled to the same payments and items described above under “Payment Obligations for Constructive Termination or Termination Without Cause,” however, such payments shall be made in a lump sum within 30 days of such termination. Additionally:
•
pursuant to our incentive plans, the NEO will be entitled to immediate vesting and lapsing of restrictions on all outstanding equity awards;

•
the NEO will be entitled to immediate vesting of all outstanding time-based performance restricted stock unit awards for Termination without Cause;

•
Messrs. Wehmer, Dykstra and Murphy will be entitled to an additional cash payment equal to an amount that would offset any excise taxes incurred by the NEO as a result of the receipt of any change in control payments and such offset payment, within 30 days of the determination that such excise tax is due, provided that such benefit was eliminated in Mr. Wehmer’s 2023 amended and restated employment agreement; and

•
in the case of Messrs. Stoehr and Crane, such payment may be subject to reduction (any such payment a “Reduced Payment”) to the extent it would cause such NEO to receive an “excess parachute payment” (as defined in the Code) unless the change in control payments, less the amount of any excise taxes payable by the NEO, is greater than the Reduced Payment.

On May 20, 2009, the Company adopted a policy that it will not enter into any new or materially amended agreements with NEOs that include any excise tax gross-up provisions with respect to payments contingent upon a change in control. This policy does not apply to the employment agreements with Messrs. Wehmer, Dykstra and Murphy in effect at the time of adoption of such policy. In accordance with such policy, the excise tax gross-up provision in Mr. Wehmer’s employment agreement was eliminated in connection with the CEO transition, pursuant to his 2023 amended and restated employment agreement.
For purposes of a change in control, the NEO is said to have been Constructively Terminated (and thereby gain access to the benefits described above) if the resulting employer were to (i) materially reduce the NEO’s duties and responsibilities, (ii) reduce the NEO’s adjusted total compensation to an amount less than (x) 100% of his adjusted total compensation for the prior 12 months or (y) 100% of his adjusted total compensation for the 12 months preceding the date of such NEO’s employment agreement, whichever is greater, or (iii) following the change in control, deliver notice to such NEO that he will continue to be employed but his employment agreement will be rejected. In addition, in the case of Messrs. Wehmer, Dykstra and Murphy, the NEO is said to have been Constructively Terminated if we reduce, or assign such NEO duties substantively inconsistent with, his position, authority, duties or responsibilities, including reductions occurring solely as a result of the Company’s ceasing to be a publicly traded entity or becoming a wholly owned subsidiary of another entity.
“Change in control” is defined in the NEOs’ employment agreements by reference to the 2007 Stock Incentive Plan, which defines change in control as any of the following events:
•
if any person acquires 50% or more of the Company’s outstanding Common Stock or of the combined voting power of the Company’s outstanding voting securities (other than securities acquired directly from the Company);

•
if the Company’s incumbent Directors (and director nominees approved by such Directors) cease to constitute a majority of the Board;

•
the consummation of a reorganization, merger or consolidation in which our shareholders immediately prior to such transaction do not, following such transaction, beneficially own more than 50% of the outstanding common stock or of the combined voting power of the corporation resulting from such transaction; or

•
the approval of our shareholders of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

The table below shows potential payments to the NEOs if terminated upon death or permanent disability, for Constructive Termination or without Cause, in connection with a change in control and retirement. The amounts shown assume that termination was effective as of December 31, 2022, and are estimates of the amounts that would be paid to the executives upon termination. All equity awards have been calculated using the closing stock price of the Company’s Common Stock on December 30, 2022 of $84.52, as reported on Nasdaq. The actual amounts to be paid can only be determined at the actual time of an executive’s termination.

Name	Type of Payment	Death ($)	Permanent Disability ($)	Constructive Termination ($)	Termination Without Cause ($)	Termination in Connection with a Change in Control ($)	Retirement ($)
Edward J. Wehmer(1)	Cash Severance Benefit(2)	7,931,250	7,931,250	7,931,250	7,931,250	7,931,250	—
	Value of Unvested and Accelerated Equity(3)	6,150,487	6,150,487	6,150,487	4,963,836	7,825,115	4,963,836
	Value of Long-Term Cash Incentive Award(4)	1,454,750	1,454,750	1,454,750	1,454,750	1,454,750	1,454,750
	Benefit Continuation(5)	—	—	—	—	—	—
	Less Life Insurance Proceeds(6)	(2,700,000)	—	—	—	—	—
	Less Disability Insurance Proceeds(7)	—	(300,000)	—	—	—	—
	Excise Tax Gross-Up Payment(8)	—	—	—	—	—	—
	TOTAL	12,836,487	15,236,487	15,536,487	14,349,836	17,211,115	6,418,586
David A. Dykstra(1)	Cash Severance Benefit(2)	4,482,000	4,482,000	4,482,000	4,482,000	4,482,000	—
	Value of Unvested and Accelerated Equity(3)	1,799,538	1,799,538	1,799,538	1,418,362	2,339,176	1,418,362
	Value of Long-Term Cash Incentive Award(4)	395,887	395,887	395,887	395,887	395,887	395,887
	Benefit Continuation(5)	—	52,319	52,319	52,319	52,319	—
	Less Life Insurance Proceeds(6)	(2,700,000)	—	—	—	—	—
	Less Disability Insurance Proceeds(7)	—	(840,000)	—	—	—	—
	Excise Tax Gross-Up Payment(8)	—	—	—	—	—	—
	TOTAL	3,977,425	5,889,744	6,729,744	6,348,568	7,269,382	1,814,249
Richard B. Murphy(1)	Cash Severance Benefit(2)	3,402,000	3,402,000	3,402,000	3,402,000	3,402,000	—
	Value of Unvested and Accelerated Equity(3)	1,350,392	1,350,392	1,350,392	1,062,550	1,757,847	1,062,550
	Value of Long-Term Cash Incentive Award(4)	293,250	293,250	293,250	293,250	293,250	293,250
	Benefit Continuation(5)	—	25,367	25,367	25,367	25,367	—
	Less Life Insurance Proceeds(6)	(2,700,000)	—	—	—	—	—
	Less Disability Insurance Proceeds(7)	—	(720,000)	—	—	—	—
	Excise Tax Gross-Up Payment(8)	—	—	—	—	—	—
	TOTAL	2,345,642	4,351,009	5,071,009	4,783,167	5,478,464	1,355,800
Timothy S. Crane(1)	Cash Severance Benefit(2)	2,515,040	2,515,040	2,515,040	2,515,040	2,515,040	—
	Value of Unvested and Accelerated Equity(3)	1,191,864	1,191,864	1,191,864	929,025	1,563,958	929,025
	Value of Long-Term Cash Incentive Award(4)	239,487	239,487	239,487	239,487	239,487	239,487
	Benefit Continuation(5)	—	37,610	28,208	28,208	28,208	—
	Less Life Insurance Proceeds (6)	(1,200,000)	—	—	—	—	—
	Less Disability Insurance Proceeds(7)	—	(1,200,000)	—	—	—	—
	Severance Cutback(9)	—	—	—	—	—	—
	TOTAL	2,746,391	2,784,001	3,974,599	3,711,760	4,346,693	1,168,512
David L. Stoehr(1)	Cash Severance Benefit(2)	2,652,000	2,652,000	2,652,000	2,652,000	2,652,000	—
	Value of Unvested and Accelerated Equity(3)	979,037	979,037	979,037	768,159	1,277,689	768,159
	Value of Long-Term Cash Incentive Award(4)	211,312	211,312	211,312	211,312	211,312	211,312
	Benefit Continuation(5)	—	39,635	28,538	28,538	28,538	—
	Less Life Insurance Proceeds(6)	(2,520,000)	—	—	—	—	—
	Less Disability Insurance Proceeds(7)	—	(840,000)	—	—	—	—
	Severance Cutback(9)	—	—	—	—	—	—
	TOTAL	1,322,349	3,041,984	3,870,887	3,660,009	4,169,539	979,471

(1)
In the event of termination with cause, each NEO would only be entitled to earned but unpaid base salary through the termination date, accrued but unused vacation or paid leave, and reimbursement of miscellaneous company incurred expenses. For each NEO, this amount was zero as of December 31, 2022.
(2)
Upon termination due to death or disability, termination without cause, constructive termination, or qualifying termination following a change in control, with respect to each NEO other than Mr. Crane, such NEO is entitled to receive an amount equal to three times (3x) the sum of (i) the NEO’s base salary in effect at the time of termination plus (ii) an amount equal to the NEO’s target cash bonus and the NEO’s target stock bonus in the year in which the termination occurs. Under a constructive termination, termination without cause or a qualifying termination following a change in control, Mr. Crane is entitled to a severance payments of two times (2x) the sum of (i) base salary in effect at the time of termination plus (ii) an amount equal to the annual incentive compensation paid to him during the 12-month period prior to the termination.

(3)
All time-vesting restricted stock awards will immediately vest in the event of a death, permanent disability, constructive termination, or a qualifying termination following a change in control. Time-vesting restrictive stock awards vest pro-rata upon retirement. In the event of death, permanent disability or retirement, the 2020, 2021 and 2022 performance-based restricted stock unit awards will vest on a pro-rata basis based on performance over the full performance period. For this analysis, performance has been assumed at target for the 2021 and 2022 awards. For the 2020 performance-based restricted stock unit awards, the amount represents the actual payout, since the performance period was completed on December 31, 2022 and the performance achieved during the period was known. In the event of a qualifying termination following a change in control, the 2021 and 2022 performance-based restricted stock unit awards will vest in full at target performance. The 2020 performance-based restricted stock unit award is shown at actual performance as the performance period ended on December 31, 2022. Messrs. Wehmer, Dykstra, Murphy, Crane and Stoehr had met the retirement-eligibility requirements under each of the foregoing equity awards as of December 31, 2022. Therefore, any constructive termination or termination without cause incurred by Messrs. Wehmer, Dykstra, Murphy, Crane and Stoehr was treated as a retirement for purposes of quantifying their disclosed benefits.

(4)
In the event of death, permanent disability or retirement, the 2020 performance-based cash awards will be payable in a pro-rata portion based on actual performance over the full performance period. For the 2020 performance-based cash awards, the amount represents the actual payout, since the performance period was completed on December 31, 2022 and the performance achieved during the period was known. In the event of a qualifying termination following a change in control, the 2020 performance-based cash award is shown at actual performance as the performance period ended on December 31, 2022. Messrs. Wehmer, Dykstra, Murphy, Crane and Stoehr had met the retirement-eligibility requirements under each of the foregoing equity awards as of December 31, 2022. Therefore, any constructive termination or termination without cause incurred by Messrs. Wehmer, Dykstra, Murphy, Crane and Stoehr was treated as a retirement for purposes of quantifying their disclosed benefits.

(5)
We have assumed benefit continuation for Messrs. Dykstra and Murphy through the age of 65, the time at which the NEO will be eligible for Medicare. As of December 31, 2022, Mr. Wehmer was eligible for Medicare and, thus, would not receive benefit continuation. We have assumed benefit continuation for 18 months in the event termination in connection with a change in control, termination without cause or constructive termination for Mr. Stoehr and Mr. Crane, per current COBRA guidelines. We have assumed benefit continuation for 36 months in the event of permanent disability for Mr. Stoehr and 24 months in the event of permanent disability for Mr. Crane.

(6)
In the event of termination in connection with death, the amount of benefits to be paid for each NEOs pursuant to his employment agreements will be reduced by the amount of any life insurance benefit payments paid or payable to him from policies of insurance maintained and/or paid for by the Company; provided that in the event the life insurance benefits exceed the amount to be paid to him, the executive shall remain entitled to receive the excess life insurance payments.

(7)
In the event of termination in connection with permanent disability, the amount of benefits to be paid to each NEO pursuant to his employment agreement will be reduced by the amount of any long-term disability insurance benefit payments paid or payable to him during the payment period from policies of insurance maintained and/or paid for by the Company; provided that in the event the long-term disability insurance benefits exceed the amount to be paid to him, he will remain entitled to receive the excess insurance payments.
(8)
In the event of a termination in connection with a change in control, Messrs. Wehmer, Dykstra and Murphy are entitled to an excise tax gross-up payment to be paid by the Company if the present value of the NEO’s parachute payments exceeds his safe harbor. Excise tax gross up payments were calculated in accordance with Section 280G of the Code. Effective May 20, 2009, the Company adopted a policy that it will not enter into any new or materially amended agreements with NEOs that include any excise tax gross-up provisions with respect to payments contingent upon a change in control and, accordingly, the excise tax gross-up provision was eliminated from Mr. Wehmer’s 2023 amended and restated employment agreement.

(9)
The employment agreements for Mr. Stoehr and Mr. Crane provide that in the event the potential payments would constitute “excess parachute payments” within the meaning of Section 280G of the Code, or any interest or penalties with respect to such excise tax, then the amount of the payout would be automatically reduced to an amount equal to $1.00 less than three times (3x) the “base amount” as defined in Section 280G(3) of the Code (the “Reduced Payment”). This reduction will not apply if the sum of the amount of severance pay less the amount of excise tax payable by the NEO is greater than the Reduced Payment.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion & Analysis with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in the Company’s Proxy Statement, its Annual Report on Form 10-K and such other filings with the SEC as may be appropriate.
Compensation Committee
ELIZABETH H. CONNELLY (CHAIR)	SUZET M. MCKINNEY
PETER D. CRIST	KARIN GUSTAFSON TEGLIA
CEO PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Wehmer, our Founder and Chief Executive Officer as of December 31, 2022. We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2022,
•
The median of the annual total compensation of all of our employees, other than Mr. Wehmer, was $71,918.

•
Mr. Wehmer’s annual total compensation, as reported in the Total column of the 2022 Summary Compensation Table, was $7,542,089.

•
Based on this information, the ratio of the annual total compensation of Mr. Wehmer to the median of the annual total compensation of all employees is estimated to be 104.9 to 1.

We selected October 1, 2022 as the date on which to determine our median employee. As of that date, we had had approximately 5,205 employees. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the Company’s total number of employees. We applied this de minimis exemption when identifying the median employee by excluding 125 employees in Canada and one employee in Puerto Rico. After taking into account the de minimis exemption, 5,079 employees in the United States and zero employees located outside of the United States were considered for identifying the median employee.

For purposes of identifying the median employee from the employee population base, other than Mr. Wehmer, we considered W-2 gross taxable wages for calendar year 2022. In addition, we annualized compensation for employees who commenced employment with the Company after January 1, 2022 or who terminated prior to December 31, 2022.
In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2022 Summary Compensation Table with respect to each of the NEOs.
PAY VERSUS PERFORMANCE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the Company is providing the following information for “Compensation Actually Paid,” as calculated per SEC disclosure rules, and the Company’s financial performance against specific performance metrics for each of the last three completed calendar years. The table below summarizes “Compensation Actually Paid” to Mr. Wehmer, the Company’s Principal Executive Officer (“PEO”) during 2022, and the average “Compensation Actually Paid” to our NEOs other than Mr. Wehmer. In determining the “Compensation Actually Paid,” we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table in previous years as the valuations methods for this section differ from those required in the Summary Compensation Table, primarily as it relates to equity valuations. Under the Summary Compensation Table rules, equity awards are reflected as compensation in the year of grant based on the full grant date fair value, whereas equity awards are reported as “Compensation Actually Paid” during the vesting period and are impacted by changes in the Company’s stock price through the vesting date. Similar to the Summary Compensation Table, “Compensation Actually Paid” includes the value of equity awards as compensation prior to vesting and, thus, such compensation may never be realized by the NEOs if the underlying vesting conditions are not satisfied.
Year(1)	Summary Compensation Table Total PEO(2) ($)	Compensation Actually Paid to PEO(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(3) ($)	Value of Initial Fixed $100 Investment Based On(4):		Net Income ($ in millions)	Adjusted EPS(6) ($)
					Wintrust TSR ($)	Peer Group TSR(5) ($)
2022	7,542,089	8,359,216	2,350,417	2,507,670	125.94	99.06	510	12.63
2021	7,140,312	9,915,585	2,066,281	2,621,076	133.32	119.74	466	9.64
2020	5,702,248	2,873,349	1,672,199	1,155,692	88.23	87.20	293	9.83

(1)
Mr. Wehmer served as the Company PEO for each year as reported and the Company’s other NEOs for each year are Messrs. Dykstra, Murphy, Crane and Stoehr.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for Mr. Wehmer and (ii) the average of the total compensation reported in the Summary Compensation Table for the Company’s NEOs for the applicable year other than Mr. Wehmer.

(3)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “Compensation Actually Paid” as reported in the Pay-versus-Performance Table. “Compensation Actually Paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “Compensation Actually Paid” is calculated as the total compensation reported in the Summary Compensation Table adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date. The Company does not provide a defined benefit plan so no adjustment for pension benefits is included. The following table details these adjustments:

Year	Summary Compensation Table Total ($)(a)	(Minus) Grant Date Fair Value of Stock Awards Granted in Fiscal Year ($)(b)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($)(c)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years ($)(d)	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(f)	(Minus) Fair Value as of Prior Fiscal Year- End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(g)	Equals Compensation Actually Paid ($)
Wehmer
2022	7,542,089	(2,878,750)	2,848,340	847,537	—	—	—	8,359,216
2021	7,140,312	(2,530,000)	4,319,490	985,783	—	—	—	9,915,585
2020	5,702,248	(1,265,000)	—	(751,895)	—	—	(812,004)	2,873,349
Other NEOs(h)
2022	2,350,417	(771,875)	763,616	165,512	—	—	—	2,507,670
2021	2,066,281	(511,438)	873,110	193,123	—	—	—	2,621,076
2020	1,672,199	(247,813)	—	(130,396)	—	—	(138,298)	1,155,692
(a)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.

(b)
Represents the grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(c)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(d)
Represents the change in fair value during the indicated fiscal year of each stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e)
Represents the fair value at vesting of the stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(g)
Represents the fair value as of the last day of the prior fiscal year of the stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(h)
See footnote 1 above for the NEOs included in the average for each year.

(4)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.

(5)
The Peer Group TSR utilizes the NASDAQ Global Select Market bank stock as the peer group index, which is the same industry index used in the Company’s Annual Report on Form 10-K.

(6)
As noted in the “CD&A,” for 2022, the Committee views Adjusted EPS as an important metric of Company performance. Fifty percent of the performance-based RSUs vest based on the Company’s three-year cumulative earnings per share as adjusted to exclude income taxes, acquisition-related charges, and the provision for credit losses with such amount being further reduced by actual net charge-offs of loans.

Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our short-term incentive awards and the LTIP.
The following charts display the “Compensation Actually Paid” to the PEO and the average of the “Compensation Actually Paid” to the other NEOs as compared to the Company’s Adjusted EPS, Net Income and TSR over the three most recently completed years as well as the relationship between the Company’s TSR and the Peer Group TSR over such three-year period.

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2022:
•
Adjusted EPS

•
Net Income

•
TSR relative ranking within KRX Index

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information as of December 31, 2022, relating to the Company’s equity compensation plans pursuant to which common stock is authorized for issuance:
EQUITY COMPENSATION PLAN INFORMATION
Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
WTFC 1997 Stock Incentive Plan, as amended	85,000	$—	—
WTFC 2007 Stock Incentive Plan	24,054	$—	—
WTFC 2015 Stock Incentive Plan	1,333,630	$1.66	—
WTFC 2022 Stock Incentive Plan	21,910	$—	1,600,800
WTFC Employee Stock Purchase Plan	—	$—	221,110
WTFC Directors Deferred Fee and Stock Plan	—	$—	434,528
	1,464,594	$1.51	2,256,438

EQUITY COMPENSATION PLAN INFORMATION
Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans not approved by security holders(1)
N/A	—	$—	—
Total	1,464,594	$1.51	2,256,438

(1)
Excludes 13,875 shares of the Company’s common stock issuable pursuant to the exercise of options granted under the plan of STC Bancshares Corporation. The weighted average exercise price of these options is $42.18. No additional awards will be made under this plan.

PROPOSAL NO. 2 — APPROVAL OF, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPANY’S EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT
Background of the Proposal
As the Company has done in years past and as required pursuant to Section 14A of the Exchange Act, we are providing shareholders with an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. The Company believes that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program. Although this vote is advisory and thus non-binding, the Board and the Compensation Committee value the opinions of the shareholders and will consider the outcome of this “Say on Pay” vote when evaluating our compensation philosophy, policies and practices.
At the annual meetings of shareholders held in 2022, 2021, and 2020, we provided our shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in the applicable proxy statement. Our shareholders overwhelmingly approved such proposals, with an average of more than 90% of the votes cast each year in favor.
At the 2017 annual meeting, we asked our shareholders to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years. Our Board recommended and shareholders approved an annual Say on Pay vote. As required by Section 14A of the Exchange Act, we are again asking our shareholders to consider the appropriate frequency of future Say on Pay votes at the Annual Meeting (see Proposal No. 3).
Executive Compensation
The Company believes that its compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay-for-performance and are strongly aligned with the long-term interests of shareholders. As more fully set forth under “Executive Compensation — Compensation Discussion & Analysis,” the Compensation Committee has taken a number of actions in recent years to further strengthen the Company’s compensation philosophy and objectives and the percentage of the compensation of senior executives which is “at risk.” As always, the Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.
Shareholders are encouraged to carefully review the “Executive Compensation — Compensation Discussion & Analysis” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program.

The Board has authorized a shareholder vote on the Company’s executive compensation as reflected in the Compensation Discussion & Analysis, including the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:
“Resolved, that the shareholders of Wintrust Financial Corporation approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this Proxy Statement for the 2023 Annual Meeting of Shareholders.”
Required Vote
The approval of the non-binding advisory resolution approving the compensation of our named executive officers described in this Proxy Statement requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, online or by proxy, and entitled to vote thereon. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no impact on whether the proposal passes.
THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE APPROVAL OF, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPANY’S EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.
PROPOSAL NO. 3 — APPROVAL OF, ON AN ADVISORY (NON-BINDING) BASIS, THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION
Background of the Proposal
As required by Section 14A of the Exchange Act, every six years, the Company will provide shareholders with an opportunity to vote to approve, on an advisory (non-binding) basis, the frequency of the Say on Pay vote as described in Proposal No. 2. We are asking shareholders whether future Say on Pay votes should be held every one, two or three years.
Because our Board views it as a good corporate governance practice, and because at our 2017 annual meeting approximately 77% of the votes cast were in favor of an annual Say on Pay vote, we again are asking our shareholders to approve an annual Say on Pay vote. Our reasons in support of an annual Say on Pay vote are further described below.
Frequency of Say on Pay Advisory Vote
After careful consideration, our Board recommends that shareholders vote “ONE YEAR” as the frequency of future Say on Pay votes for a number of reasons, including the following:
•
An annual Say on Pay vote allows us to obtain shareholder input on our executive compensation program on a more consistent basis which aligns more closely with our objective to engage in regular dialogue with our shareholders on corporate governance matters, including our executive compensation philosophy, policies and practices;

•
A one-year frequency provides the highest level of accountability and communication by enabling the Say on Pay vote to correspond with the most recent executive compensation information presented in our proxy statement for the annual meeting;

•
A longer approach may make it more difficult for the Compensation Committee to understand and respond to the voting results because it may be unclear whether the shareholder vote pertains to the most recent executive compensation information presented in our proxy statement or to pay practices from the previous two years or both; and

•
Holding Say on Pay votes annually reflects sound corporate governance principles and is consistent with a majority of institutional investor policies.

Shareholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides shareholders with four choices with respect to this proposal: holding a Say on Pay vote every one year, two years or three years or shareholders may abstain from voting on the proposal. For the reasons discussed above, we are asking our shareholders to vote for a ONE YEAR frequency on Say on Pay votes.
Required Vote
This vote is an advisory vote only, and therefore it will not bind the Company or our Board. However, the Board and the Compensation Committee will consider the voting results as appropriate when adopting a policy on the frequency of future Say on Pay votes. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered by the Board as the shareholders’ recommendation as to the frequency of future Say on Pay votes. Nevertheless, the Board may decide that it is in the best interests of our shareholders and the Company to hold Say on Pay votes more or less frequently than the option approved by our shareholders.
THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE IN FAVOR OF “ONE YEAR” FOR THE FREQUENCY OF THE APPROVAL OF, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPANY’S EXECUTIVE COMPENSATION.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 with management of the Company. The Audit Committee also discussed with Ernst & Young LLP, an independent registered public accounting firm for the Company, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditors’ communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP their independence from the Company.
In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Audit Committee
KARIN GUSTAFSON TEGLIA (CHAIR)
MARLA F. GLABE
GARY D. “JOE” SWEENEY

PROPOSAL NO. 4 — RATIFICATION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023
The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, as auditors for the Company and its subsidiaries for the fiscal year ended December 31, 2023. The Board and the Audit Committee recommend that shareholders ratify the appointment of Ernst & Young LLP as independent auditors for the Company and its subsidiaries. If shareholders do not ratify the appointment, the Audit Committee will reconsider its selection. Ernst & Young LLP has served as independent registered public accounting firm for the Company since 1999 and is considered by the Board and the Audit Committee to be well qualified. One or more representatives of Ernst & Young LLP are expected to attend the Annual Meeting and afforded an opportunity to make a statement, if they desire to do so, and to respond to questions from shareholders.
Required Vote
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, online or by proxy, and entitled to vote thereon. Abstentions will have the same effect as a vote against ratification. Brokers will have discretionary authority to vote on this proposal.
THE BOARD OF DIRECTORS AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.
AUDIT AND NON-AUDIT FEES PAID
The Company’s independent auditors for the fiscal years ended December 31, 2022 and 2021 were Ernst & Young LLP. Under its charter, the Audit Committee is solely responsible for reviewing the qualifications of the Company’s independent auditors and selecting the independent auditors for the current fiscal year.
The following is a description of the fees billed to the Company by Ernst & Young LLP for the years ended December 31, 2022 and December 31, 2021:
Audit Fees:   Audit fees include fees billed by Ernst & Young LLP for the review and audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports filed with the SEC, as well as services normally provided by an independent auditor in connection with statutory and regulatory filings or engagements. Aggregate fees for audit services were $2,770,313 in 2022 and $2,479,618 in 2021.
Audit-Related Fees:   Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements. Aggregate fees for audit-related services were $25,000 in 2022 and $38,000 in 2021.
Tax Fees:   Tax fees include fees for tax compliance, tax return preparation advice and tax planning services. Aggregate fees for tax services were $823,917 in 2022 and $527,757 in 2021.
All Other Fees:   This category comprises all fees billed by Ernst & Young LLP to the Company not included in the previous three categories, which includes services provided for on-line accounting and auditing standards, interpretive guidance and regulatory advisory services. Aggregate fees for other services were $6,725 in 2022 and $5,220 in 2021.
The Audit Committee pre-approves all services, including both audit and non-audit services, provided by the Company’s independent auditor. For audit services, the independent auditor provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year and the fees to be charged, which must be formally accepted by the Audit Committee before the audit commences.

Management also submits to the Audit Committee a list of non-audit services that it recommends the independent auditor be engaged to provide and an estimate of the fees to be paid for each. The Audit Committee considers whether the provision of non-audit services by the Company’s independent auditor is compatible with maintaining the auditor’s independence. The Audit Committee must approve the list of non-audit services and the estimated fees for each such service before the commencement of the work.
To ensure prompt handling of unexpected matters, the Audit Committee has delegated the authority to amend and modify the list of approved permissible non-audit services and fees to the Audit Committee Chair. If the Chair exercises this delegation of authority, she reports the action taken to the Audit Committee at its next regular meeting.
All audit and permissible non-audit services provided by Ernst & Young LLP to the Company for fiscal year 2022 were pre-approved by the Audit Committee in accordance with these procedures.
SHAREHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING
Shareholder proposals intended to be presented at the Company’s 2024 Annual Meeting of Shareholders must be received in writing by the Secretary of the Company no later than December 8, 2023 in order to be considered for inclusion in the proxy material for that meeting. Any such proposals shall be subject to the requirements of Rule 14a-8 of the proxy rules adopted under the Exchange Act. Furthermore, in order for any shareholder to properly propose any business for consideration at the 2024 Annual Meeting, including the nomination of any person for election as a Director, or any other matter raised other than pursuant to Rule 14a-8 of the proxy rules adopted under the Exchange Act, written notice of the shareholder’s intention to make such proposal must be furnished to the Company in accordance with the By-laws. Pursuant to the By-laws, the deadline for such notice is February 25, 2024 (but not before January 26, 2024). In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2024.
OTHER BUSINESS
The Company is unaware of any other matter to be acted upon at the Annual Meeting for shareholder vote. In case of any matter properly coming before the Annual Meeting for shareholder vote, unless discretionary authority has been denied the proxy holders named in the proxy card accompanying this Proxy Statement, such persons shall vote in accordance with their best judgment.
BY ORDER OF THE BOARD OF DIRECTORS
Kathleen M. Boege
Corporate Secretary

ANNUAL MEETING OF SHAREHOLDERS OF WINTRUST FINANCIAL CORPORATION May 25, 2023 9:00 AM Central Time GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Electronic Proxy Card, Annual Report on Form 10-K and Annual Letter to Shareholders are available at https://materials.proxyvote.com/97650W Please sign, date and mail your proxy card in the envelope provided as soon as possible. + Please detach along perforated line and mail in the envelope provided.+ 052523 THEBOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE, AND "FOR" PROPOSALS 2 AND 4, AND "EVERY 1 YEAR" ON PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE • 0 1. Election of Directors FOR A.GA.tlST ABSTAN E li zabeth H . Co n nelly Timothy S. Crane Peter D. Crist Brian A. Kenney Deborah L. Hall Lefevre Suzet M. McKinney Gary D. "Joe" Sweeney FOR AGAtlST ABSTAN William J. Doyle Marla F. Gl abe H. Patrick Hackett, Jr. Scott K. Heitmann Karin Gustafson Teglia Alex E. Washington, Ill Edward J. Wehmer 2. Proposal lo approve, on an advisory (non-binding) basis, the Company's executive compensation as described in the 2023 Proxy Statement. -----------------------------i Every Every Every 3 . P roposal to approve , on an advisory (non •bind ing) basis, theD D D D 1 year 2 years 3 years ABSTAN frequency of future shareholder advisory votes to approve the Company's executive compensation every one, two or three years. FOR AGAtJST ABSTAN 4. Propo sal to ratify the appointment of Ernst & Young LLP lo serve as the independent registered public accounting firm for fiscal year 2023. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. D D D • • Signature of Shareholder - - - - - - - - - - - - - Date: - - - - Signature of Shareholder - - - - - - - - - - - - - Date: [ J Note: Please sign exactl y as your name or names appear on this Proxy. When shares are held jointty, each holder shoold sign. When signing as executor, administrator,at1omey, trus tee or guardian , please give fuH title as such If the signer is a corporation, please sign full corporate name by duly authorizedofficer, giving tu• title as such. If signer is a partnership, please sign in partnership name by authorized person.

## WINTRUST FINANCIAL CORPORATION

**Proxy for Annual Meeting of Shareholders on May 25, 2023**

**Solicited on Behalf of the Board of Directors**

The undersigned hereby appoints H. Patrick Hackett, Jr. and Edward J. Wehmer and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Wintrust Financial Corporation, on May 25, 2023 at 9:00 a.m. Central Time at the Company's corporate headquarters at 9700 West Higgins Road, 2nd Floor, Rosemont, Illinois 60018, and at any adjournments or postponements thereof, as designated on the reverse side of this form.

**If no other indication is made on the reverse side of this form, the proxies shall vote "FOR" the election of each director nominee, and "FOR" proposals 2 and 4, and "EVERY 1 YEAR" on proposal 3. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.**

**(Continued and to be signed on the reverse side.)**

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